SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Federal National Mortgage Association

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3900 Wisconsin Avenue NW

Washington, DC 20016

April 23, 2004

Dear Shareholder:

We cordially invite you to attend the annual shareholders’ meeting of the Federal National Mortgage Association. The meeting will be held on Tuesday, May 25, 2004, at 10 a.m. (local time) at the Park Hyatt Chicago, 800 North Michigan Avenue, Chicago, Illinois.

At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of Fannie Mae.

Sincerely,

Franklin D. Raines

Chairman of the Board

and Chief Executive Officer

This proxy statement and the accompanying form of proxy are first being mailed to Fannie Mae shareholders on or about April 23, 2004.

3900 Wisconsin Avenue NW

Washington, DC 20016

Notice of Annual Meeting of Shareholders

Dear Shareholder:

Fannie Mae’s annual shareholders’ meeting will be held on Tuesday, May 25, 2004, at 10 a.m. (local time) at the Park Hyatt Chicago, 800 North Michigan Avenue, Chicago, Illinois. Shareholders of record on the record date will be admitted to the meeting with verification of stock ownership. If your shares are not registered in your name, evidence of ownership (such as a recent bank or brokerage firm account statement, together with proper identification) must be presented for admission to the meeting.

At the meeting, shareholders will be asked to:

•	elect directors,
•	ratify the selection by the Audit Committee of KPMG LLP as auditors for 2004,
•	approve an amendment to the Fannie Mae Employee Stock Purchase Plan,
•	consider a shareholder proposal to reinstate cumulative voting for directors, and
•	transact any other business that may properly come before the meeting.

The close of business on April 6, 2004 is the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting.

Your proxy is important. Whether or not you plan to attend the meeting, please sign, date, and return the enclosed proxy card, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented at the annual meeting.

By Order of the Board of Directors

Thomas E. Donilon

Secretary

April 23, 2004

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Fannie Mae is soliciting your vote at the 2004 annual meeting of Fannie Mae’s shareholders.

What will I be voting on?

•	Election of directors (see page 8).
•	Ratification of KPMG LLP as Fannie Mae’s auditors for 2004 (see page 31).
•	Approval of an amendment to the Fannie Mae Employee Stock Purchase Plan (see page 33).
•	A shareholder proposal to reinstate cumulative voting for directors (see page 35).

How many votes do I have?

You will have one vote for every share of Fannie Mae common stock you owned on April 6, 2004 (the record date).

How many votes can be cast by all shareholders?

971,751,760, consisting of one vote for each of Fannie Mae’s shares of common stock that was outstanding on the record date. No other class of voting stock is outstanding. There is no cumulative voting.

Do I need proof of ownership to attend the annual meeting?

Yes, you will need proof of ownership of Fannie Mae stock to enter the meeting. If you are a shareholder of record on the record date, you will be admitted to the meeting. If your shares are not registered in your name, you must present evidence of ownership (such as a recent bank or brokerage firm account statement, together with proper identification) for admission to the meeting.

How many votes must be present to hold the meeting?

A majority of the votes that can be cast, or              voted. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Does any shareholder control as much as five percent of any class of Fannie Mae’s voting stock?

As of December 31, 2003, FMR Corp. has reported beneficial ownership of approximately 8.28 percent of Fannie Mae’s common stock, Capital Research and Management Company has reported beneficial ownership of approximately 6.9 percent of Fannie Mae’s common stock, and Barclays Global Investors, NA has reported beneficial ownership of approximately 5.21 percent of Fannie Mae’s common stock. No other shareholder has reported beneficial ownership of more than five percent of any class of Fannie Mae’s voting stock.

How do I vote?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,
•	vote by telephone (instructions are on the proxy card), or
•	vote by Internet (instructions are on the proxy card).

What if I hold shares indirectly?

If you hold your shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. You may not vote directly any shares held in street name, but as the beneficial owner you have the right to direct your broker how to vote.

If you hold shares in street name and you want to vote in person at the annual meeting, you must obtain a proxy from your broker or nominee and bring that proxy to the meeting.

Can I change my vote?

Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to Fannie Mae’s Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I hold my shares through a Fannie Mae benefit plan?

Except as noted below, Fannie Mae employees who participate in Fannie Mae’s benefit plans may receive their proxy cards separately.

Only Equiserve Trust Company, N.A., the agent for participants under the Fannie Mae Stock Compensation Plan of 1993 and the Fannie Mae Stock Compensation Plan of 2003, is authorized to vote shares of restricted common stock granted under the plan, according to the instructions of the participants. Only Fidelity Management Trust Company, trustee of the trust established under the Fannie Mae Employee Stock Ownership Plan (the “ESOP”), is authorized to vote shares held under the ESOP. If Fidelity Management Trust Company receives proxies of ESOP participants, it must vote expressly as the participants direct in their proxies. These qualifications apply to all references in this statement about how proxies may be voted.

The proxy card serves to provide voting instructions for the shares held in these plans.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a duly signed proxy card without indicating your vote, your shares will be voted FOR the nominees listed on the card, FOR ratification of KPMG LLP as auditors for 2004, FOR approval of an amendment to the Fannie Mae Employee Stock Purchase Plan, and AGAINST the shareholder proposal.

What if I vote “abstain”?

Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter and thus will have no effect on the outcome of a vote on a proposal.

Can my shares be voted if I don’t return my proxy card and don’t attend the annual meeting?

If you don’t direct your nominee as to how to vote your shares held in street name, your broker generally may vote your shares on any of the routine matters scheduled to come before the meeting.

Your broker will not be able to vote on any shareholder proposals because such proposals are not considered routine matters. In addition, pursuant to New York Stock Exchange (“NYSE”) rules, your broker may not vote on the amendment of the Employee Stock Purchase Plan (or on matters relating to any equity compensation plans) without your specific instructions.

If your broker does not have discretion to vote your shares held in street name on a particular proposal because it is not considered to be a routine matter and you don’t give your broker instructions on how to vote your shares, the votes will be “broker non-votes”. We count broker non-votes for quorum purposes but we do not count broker non-votes (or abstentions) as votes “for” or “against” any proposal.

If you don’t vote shares registered in your name, your shares will not be voted.

Could other matters be decided at the annual meeting?

We don’t know of any other matters that will be considered at the annual meeting. If a shareholder proposal that was excluded from this proxy statement by Fannie Mae or any other matter is properly brought before the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Can I access Fannie Mae’s proxy materials and annual report electronically?

Our proxy statement and annual report to shareholders are available on Fannie Mae’s Web site at www.fanniemae.com.

If I cannot attend the annual meeting in person, will it be webcast?

Yes, we will provide a live webcast of the meeting, accessible from www.fanniemae.com.

If I cannot attend the annual meeting in person, may I submit a question I would like the company to answer?

Yes, you may e-mail your questions prior to the meeting to board@fanniemae.com, or send them via U.S. mail to the Office of the Secretary, Fannie Mae, 3900 Wisconsin Avenue NW, Washington DC 20016. We will make every effort to answer your question either before or during the meeting.

How We Have Done

Annual Report

We delivered Fannie Mae’s 2003 annual report to shareholders to you with this proxy statement. We urge you to read it carefully.

Performance Graph

The following graph and table compare the annual changes in Fannie Mae’s cumulative total return for the last five years with the cumulative total return of:

•	the S&P 500 Index; and
•	the S&P Financials Index.

The following graph and table show the value at year-end of $100 invested at the closing price on December 31, 1998 in Fannie Mae common stock, the S&P 500, and the S&P Financials. The comparisons in this graph and table are set forth in response to Securities and Exchange Commission (“SEC”) disclosure requirements, and therefore are not intended to forecast or to be indicative of future performance of our common stock.

December 31	Fannie Mae	S&P 500	S&P Financials

1998	100	100	100

1999	86	121	104

2000	119	109	128

2001	109	95	115

2002	89	73	97

2003	104	92	123

* “Cumulative Total Return” is calculated with the assumption of dividend reinvestment.

Corporate Governance

Commitment to Best Practices

Fannie Mae continually strives to attain best-in-class corporate governance and transparency. Fannie Mae puts a premium on upholding core corporate governance principles of openness, integrity, responsibility and accountability, and believes that such principles are essential to the successful and efficient operation of our business and the accomplishment of our mission.

Over the past several years, Fannie Mae has demonstrated a commitment to best practices in corporate governance and disclosure. Examples of voluntary actions include: (1) ongoing enhanced disclosure and risk management initiatives announced in October 2000; (2) registration of our common stock with the SEC under the Securities Exchange Act of 1934; (3) expensing of stock options; (4) expedited reporting on our Web site of insider stock transactions; (5) additional disclosures in our mortgage-backed securities offering documents; and (6) stock ownership guidelines for our senior executives. We will continue to evaluate emerging best practices and adopt them as appropriate. As an SEC reporting and New York Stock Exchange listed company, Fannie Mae complies with the NYSE listing standards and the Sarbanes-Oxley Act of 2002, and implementing regulations of the SEC. In addition, we are subject to oversight by the Office of Federal Housing Enterprise Oversight.

Corporate Governance Guidelines

In January 2003, the Board adopted Corporate Governance Guidelines (the “Guidelines”) that formalized many of Fannie Mae’s corporate governance practices and policies. The Guidelines were updated as part of the Board’s annual review of the Guidelines in early 2004 to reflect the final New York Stock Exchange corporate governance listing standards and to incorporate additional current best-in-class corporate governance practices. A copy of the updated Corporate Governance Guidelines is available on our Web site at www.fannniemae.com, and is also attached to this proxy statement as Appendix B.

Codes of Conduct

Fannie Mae has a Code of Business Conduct that is applicable to all employees, a copy of which is posted on our Web site. New employees are required to read and certify that they will comply with the provisions of the Code of Business Conduct, and all employees are required to annually certify their compliance with the Code of Business Conduct. The Audit Committee is responsible for overseeing compliance with the Code of Business Conduct, which also serves as the code of ethics for senior financial officers required by the Sarbanes-Oxley Act of 2002 and implementing regulations of the SEC.

Fannie Mae also has a Code of Business Conduct and Ethics and Conflict of Interests Policy for Members of the Board of Directors. The Code of Business Conduct and Ethics and Conflict of Interests Policy for Members of the Board of Directors is posted on our Web site at www.fannniemae.com. Each director is required to annually certify his or her compliance with the Code. The Nominating and Corporate Governance Committee is responsible for overseeing compliance with the Fannie Mae Code of Business Conduct and Ethics and Conflict of Interests Policy for Members of the Board of Directors.

Director Independence

Fannie Mae believes that a key to successful corporate governance is having a Board that is comprised of a substantial majority of directors who are independent from management. Our standards for director independence, which meet and in some respects exceed those of the NYSE, are set forth in the Corporate Governance Guidelines.

Under these standards, the Board of Directors considers all relevant facts and circumstances in determining director independence. The Board also looks for the presence of material relationships either with a director or director’s immediate family members, such as: (1) employment with Fannie Mae; (2) current or prior employment with Fannie Mae’s independent auditor; (3) current or prior affiliation with an entity that does business with Fannie Mae; and (4) affiliation with a non-profit organization that receives charitable donations from Fannie Mae or the Fannie Mae Foundation. A relationship is considered “material” if, in the opinion of the Board, it would interfere with the director’s independent judgment.

Applying the categorical standards of independence set forth in the Guidelines and the NYSE listing standards, the Board of Directors has determined that each of the following fourteen directors are independent: Messrs. Ashe, Ashley, Gerrity, Harvey, Justiz, Malek, Marron, Pickett, Segue, and Swygert; and Mss. Bordonaro, Korologos, Mulcahy, and Rahl.

Messrs. Raines, Mudd, and Howard are not considered to be independent directors under the Guidelines because of their positions as officers of

Fannie Mae. Mr. Duberstein is not considered independent because of his business relationship with Fannie Mae, which is described in the “Certain Transactions and Relationships” section of this proxy statement on page 30.

Executive Sessions

Fannie Mae’s non-management directors meet regularly in executive session without management present. Time for an executive session is reserved at every regularly scheduled Board meeting, and any non-management director can request an additional executive session as needed. Ann Korologos, in her capacity as the Chairman of the Nominating and Corporate Governance Committee, establishes the agenda and serves as the presiding director for such meetings. In 2003, non-management directors met six times in executive session.

Communications with Directors

Interested parties wishing to communicate any concerns or questions about Fannie Mae to the Board may do so by electronic mail addressed to “board@fanniemae.com”, or by U.S. mail addressed to Fannie Mae Directors, c/o Office of the Secretary, Fannie Mae, Mail Stop 1H-2S/05, 3900 Wisconsin Avenue NW, Washington, DC 20016-2892. Communications may be addressed to a specific director or directors, or to groups of directors, such as the independent or non-management directors.

The Office of the Secretary is responsible for processing all communications received through these procedures and for forwarding communications to the appropriate director or directors. All communications will be forwarded directly to Board members, except in instances where the communication is vulgar, hostile, or similarly inappropriate, in which case the communication will be discarded.

Stock Ownership

Fannie Mae encourages its directors, officers, and employees to own Fannie Mae stock in order to align their interests with the interests of shareholders. A significant portion of the compensation paid to directors and officers is paid in Fannie Mae common stock. Employees of Fannie Mae also have the opportunity to own Fannie Mae common stock through our Employee Stock Purchase Plan (see page 33 for details on the proposed amendment of this plan), bonus stock opportunities, and our ESOP. We believe that the stock ownership of our directors, officers, and employees has played a valuable role in Fannie Mae’s outstanding performance.

Stock Ownership Guidelines

In April 2003, the Board of Directors added another key component to our stock ownership principles—formal stock ownership guidelines for our senior executives. Under the guidelines, senior executives of Fannie Mae are required to hold shares of Fannie Mae common stock as a multiple of their base salary, as follows: Chief Executive Officer—five times salary; Vice Chairmen—three times salary; and Executive Vice Presidents—two times salary. The senior executives have three years to attain the required level of ownership.

Beneficial Ownership

The following table shows the beneficial ownership of Fannie Mae common stock by our directors, nominees, certain executive officers, all directors, nominees and executive officers as a group, and holders of more than five percent of Fannie Mae common stock at April 6, 2004. At April 6, 2004, no director, nominee, or executive officer, nor all directors, nominees and executive officers as a group, owned as much as one percent of Fannie Mae’s outstanding common stock.

		Amount and Nature of Beneficial Ownership (1)

Name	Position	Common Stock Beneficially Owned Excluding Stock Options		Stock Options Exercisable Within 60 Days of Record Date		Total Common Stock Beneficially Owned

Victor H. Ashe*	Director	3,456		11,666		15,122

Stephen B. Ashley	Director	21,747	(2)	22,000		43,747

Molly H. Bordonaro*	Director	3,466		11,666		15,132

Thomas E. Donilon	Executive Vice President—Law and Policy and Secretary to the Board	25,858	(3)	125,469		151,327

Kenneth M. Duberstein	Director	6,111		24,000		30,111

Thomas P. Gerrity	Director	19,851	(4)	24,000		43,851

William R. Harvey*	Director	3,956		11,666		15,622

Timothy Howard	Vice Chairman of the Board and Chief Financial Officer	215,771	(5)	476,501	(6)	692,272

Manuel J. Justiz*	Director	3,123		10,666		13,789

Ann Korologos	Director	8,407		33,200		41,607

Robert J. Levin	Executive Vice President—Housing and Community Development	191,674	(7)	413,682		605,356

Frederic V. Malek	Director	4,297		8,000		12,297

Donald B. Marron	Director	4,471		12,000		16,471

Daniel H. Mudd	Vice Chairman of the Board and Chief Operating Officer	47,482		363,188		410,670

Anne M. Mulcahy	Director	4,314		16,667		20,981

Joe K. Pickett	Director	7,556		32,000		39,556

Leslie Rahl	Director	3,281		1,333		4,614

Franklin D. Raines	Chairman of the Board and Chief Executive Officer	232,366		1,506,784		1,739,150

Taylor C. Segue, III*	Director	3,456		11,666		15,122

H. Patrick Swygert	Director	3,468		15,666		19,134

All directors, nominees, and executive officers as a group (26 persons)		937,332		3,959,006		4,896,338

5% Holders	Common Stock Beneficially Owned	Percent of Class

FMR Corp.	80,437,717(8)	8.28
82 Devonshire Street
Boston, MA 02109

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	66,948,100(9)	6.9

Barclays Global Investors, NA	50,719,216(10)	5.21
45 Fremont Street
San Francisco, CA 94105

Notes to Stock Ownership Table

*	Directors appointed by the President of the United States.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person. The amounts include beneficial ownership of restricted common stock with sole voting power (including the power to direct the voting of restricted common stock through an escrow agent) and no investment power, as follows: all non-management directors (except Ms. Rahl), each 3,123 shares; Ms. Rahl, 2,681 shares; Mr. Mudd, 5,000 shares; Mr. Donilon, 23,777 shares; Mr. Levin, 2,920 shares; and all directors and executive officers as a group, 98,857 shares.

(2)	The amount includes 1,200 shares held by Mr. Ashley’s spouse.

(3)	The amount includes 100 shares held by Mr. Donilon’s spouse.

(4)	The amount includes 16,728 shares held jointly with Mr. Gerrity’s spouse.

(5)	The amount includes 24,000 shares held in trust for the benefit of Mr. Howard’s spouse and 191,771 shares held by the Timothy Howard Revocable Trust.

(6)	The amount includes 11,527 options held in separate trusts for the benefit of Mr. Howard’s children.

(7)	The amount includes 188,730 shares held jointly with Mr. Levin’s spouse and 24 shares held by his child.

(8)	FMR Corp. has informed Fannie Mae that it beneficially owns 80,437,717 shares of Fannie Mae common stock, including 74,825,911 shares held by Fidelity Management & Research Company, 3,105,588 shares held by Fidelity Management Trust Company, 140,029 shares held by Strategic Advisers, Inc., and 2,354,689 shares owned by Fidelity International Limited. FMR Corp. has sole voting power for 5,242,336 shares and sole dispositive power for 80,437,717 shares. The information provided by FMR Corp. is as of December 31, 2003.

(9)	Capital Research and Management Company has informed Fannie Mae that in its capacity as an investment adviser, it is deemed to be the beneficial owner of 66,948,100 shares of Fannie Mae common stock, with sole dispositive power and no voting power as to such shares. The information provided by Capital Research and Management Company is as of December 31, 2003.

(10)	Barclays Global Investors, NA, has informed Fannie Mae that it, along with Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, and Barclays Private Bank Limited, together beneficially own 50,719,216 shares of Fannie Mae common stock held in trust accounts for the economic benefit of the named beneficiaries of such accounts, with sole voting as to 44,528,555 shares and sole dispositive power as to 44,578,655 shares. The information provided by Barclays Global Investors, NA regarding the beneficial ownership of Fannie Mae’s common stock is as of December 31, 2003.

PROPOSAL 1:    ELECTION OF DIRECTORS

Pursuant to the Fannie Mae Charter Act, thirteen of our directors are elected annually by shareholders and five of our directors are appointed annually by the President of the United States. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the thirteen persons named below to stand for election at the annual meeting to serve a one-year term ending on the annual meeting of shareholders in 2005.

All nominees have consented to being named in this proxy statement and to serve if elected. However, if any nominee should become unwilling or unable to serve as a director, the proxy holders,

in the absence of contrary instruction, will vote the proxies for the election of such persons as shall be designated by the Board of Directors. A plurality of the votes cast at the annual meeting is required for the election of each nominee for director.

We have been informed by the Office of the Counsel of the President that the President does not intend to reappoint the current Presidential appointees and has declined, at this time, to exercise his authority to appoint five directors to our Board. The terms of the current Presidential appointees, Messrs. Ashe, Harvey, Justiz and Segue and Ms. Bordonaro, will expire on May 25, 2004, the date of the annual shareholders’ meeting. Pursuant to current Charter Act provisions, those five Board positions will remain open unless and until the President names new appointees.

Nominees for Election

The nominees have provided the following information about their principal occupation, business experience, and other matters.

The Board of Directors recommends

that shareholders vote for each of the nominees.

Stephen B. Ashley, age 64, has been Chairman and Chief Executive Officer of The Ashley Group, a group of commercial and multifamily real estate, brokerage, and investment companies, since January 1997. The Ashley Group is comprised of S.B. Ashley Management Corporation, S.B. Ashley Brokerage Corporation, and S.B. Ashley & Associates Venture Company, LLC. He also serves as a director of The Genesee Corporation and Exeter Fund, Inc. In addition, Mr. Ashley serves as a trustee of Cornell University. He is a past President of the Mortgage Bankers Association of America. Mr. Ashley has been a Fannie Mae director since 1995.

Kenneth M. Duberstein, age 59, has been Chairman and Chief Executive Officer of The Duberstein Group, Inc., an independent strategic planning and consulting company, since July 1989. He served as Chief of Staff to the President of the United States from 1988 to 1989. Mr. Duberstein also serves as a director of The Boeing Company, ConocoPhillips, Inc., Fleming Companies, Inc., and St. Paul Companies, Inc. Mr. Duberstein has been a Fannie Mae director since 1998.

Thomas P. Gerrity, age 62, has been Professor of Management since 1990, and was Dean from June 1990 to July 1999 of The Wharton School of the University of Pennsylvania, an educational institution. He was President of CSC Consulting and Vice President of Computer Sciences Corporation from May 1989 to June 1990 and Chairman and Chief Executive Officer of Index Group, Inc., from March 1969 to April 1989. Mr. Gerrity also serves as a director of CVS Corporation, Internet Capital Group, Inc., Knight-Ridder, Inc., Sunoco, Inc., and Hercules, Inc. Mr. Gerrity has been a Fannie Mae director since 1991.

Timothy Howard, age 55, has been Vice Chairman of the Board and Chief Financial Officer since May 2003. Mr. Howard was Executive Vice President and Chief Financial Officer from February 1990 to May 2003. Mr. Howard became a member of the Office of the Chairman in November 2000. He joined Fannie Mae in 1982. Mr. Howard also serves as a director of CarrAmerica Realty Corporation. Mr. Howard has been a Fannie Mae director since 2003.

Ann Korologos, age 62, has been Vice Chairman, RAND Board of Trustees, a nonprofit institution, since May 2001. Ms. Korologos has been Chairman Emeritus since August 2000, Chairman from October 1996 to August 2000, and Vice Chairman from August 1993 to September 1996, of the Aspen Institute, a nonprofit organization. Ms. Korologos serves as Senior Advisor to Benedetto, Gartland and Company, Inc., an investment banking firm. Ms. Korologos also serves as a director of AMR Corporation (and its subsidiary, American Airlines), Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, and Microsoft Corporation. Ms. Korologos will retire as a director of Vulcan Materials Company in May 2004. Ms. Korologos has been a Fannie Mae director since 1994.

Frederic V. Malek, age 67, has been Chairman of Thayer Capital Partners, a private equity investment firm, since 1993. He served as Co-Chairman of CB Commercial Real Estate Group from 1989 to 1996. He also served as President of Northwest Airlines, Inc., from 1989 to 1990 and Vice Chairman from 1990 to 1992. Mr. Malek also serves as a director of Automatic Data Processing Corp., FPL Group Inc., Northwest Airlines, Inc., CB Richard Ellis, and Manor Care, Inc. Mr. Malek will retire as a director of American Management Systems in May 2004. Mr. Malek has been a Fannie Mae director since 2002.

Donald B. Marron, age 69, has been Chairman, Chief Executive Officer and founder of Lightyear Capital, LLC, a private equity investment firm founded by Mr. Marron, since November 2000. Mr. Marron served as President of Paine Webber Group Inc. from 1977 to 1980, and as Chief Executive Officer thereof from 1981 until its merger with UBS AG in November 2000. Following the merger, Mr. Marron served as Chairman, UBS America, at UBS until September 2003. Mr. Marron also serves as a director of Shinsei Bank and is Chairman of the Board of Directors of Collegiate Funding Services, Inc. He is a former director of the National Association of Securities Dealers, Inc., and the New York Stock Exchange, and a former governor of the Securities Industries Association. Mr. Marron serves as a trustee of the Center for Strategic and International Studies and is Chairman of the Center for the Study of the Presidency. He is a member of the Board of Overseers and Managers, Memorial Sloan-Kettering Cancer Center, and a trustee of the Museum of Modern Art. Mr. Marron has been a Fannie Mae director since 2001.

Daniel H. Mudd, age 45, has been Vice Chairman of the Board and Chief Operating Officer of Fannie Mae since February 2000. Prior to his employment with Fannie Mae, Mr. Mudd was President and Chief Executive Officer of GE Capital, Japan, a diversified financial services company and a wholly-owned subsidiary of the General Electric Company, from April 1999 to February 2000. He also served as President of GE Capital, Asia Pacific, from May 1996 to June 1999. Mr. Mudd also serves as a director of Ryder System, Inc. Mr. Mudd has been a Fannie Mae director since 2000.

Anne M. Mulcahy, age 51, has been Chairman of Xerox Corporation since January 2002 and Chief Executive Officer since August 2001. The Xerox Corporation is a global company serving document processing markets with headquarters in Stamford, Connecticut. Ms. Mulcahy served as President and Chief Operating Officer of Xerox from May 2000 through July 2001. She was Executive Vice President and President, General Markets Operations, from January 1999 to May 2000, and Senior Vice President, Chief Staff Officer from March 1997 to January 1999. Ms. Mulcahy also serves as a director of Target Corporation. Ms. Mulcahy has been a Fannie Mae director since 2000.

Joe K. Pickett, age 58, retired from HomeSide International, Inc. on June 30, 2001, where he had served as Chairman from February 1996. He also served as Chief Executive Officer of HomeSide International, Inc. from February 1996 to February 2001. HomeSide International was the parent of HomeSide Lending, Inc., a mortgage banking company that was formerly known as BancBoston Mortgage Corporation. HomeSide International was a wholly-owned subsidiary of National Australia Bank in 2001. Mr. Pickett also served as Chairman and Chief Executive Officer of HomeSide Lending from April 1990 to April 1999. Mr. Pickett is a past President of the Mortgage Bankers Association of America. Mr. Pickett has been a Fannie Mae director since 1996.

Leslie Rahl, age 53, is the founder and has been the President of Capital Market Risk Advisors, Inc., a financial advisory firm specializing in risk management, hedge funds, and capital market strategy, since 1994. Previously, Ms. Rahl spent 19 years at Citibank, including nine years as Vice President and Division Head, Derivatives Group – North America. Ms. Rahl is currently on the board of the International Association of Financial Engineers, the Fischer Black Memorial Foundation, and 100 Women in Hedge Funds. Ms. Rahl is a former director of the International Swaps Dealers Association. Ms. Rahl was elected to the Fannie Mae Board in February 2004.

Franklin D. Raines, age 55, has been Chairman of the Board and Chief Executive Officer of Fannie Mae since January 1999 and was Chairman of the Board and Chief Executive Officer—Designate of Fannie Mae from May 1998 to December 1998. Prior to his current position with Fannie Mae, Mr. Raines was Director of the United States Office of Management and Budget from September 1996 to May 1998. Previously, Mr. Raines had been Vice Chairman of the Board of Fannie Mae from September 1991 to September 1996. He joined Fannie Mae in July 1991 as Vice Chairman—Designate. Before joining Fannie Mae, Mr. Raines was with Lazard Freres & Co., an investment banking firm, which he joined in 1979 and was a General Partner from January 1985 to December 1990 and a Limited Partner from January 1991 to June 1991. Mr. Raines also serves as a director of PepsiCo, Inc. and Pfizer Inc. Mr. Raines will retire as a director of Time Warner Inc. in May 2004. In addition, Mr. Raines serves as an Overseer of TIAA-CREF. Mr. Raines was a Fannie Mae director from 1991 to 1996 and has been a Fannie Mae director since 1998.

H. Patrick Swygert, age 61, has been President of Howard University, a Washington, D.C. educational institution, since 1995. He also serves as a director of Hartford Financial Services Group, Inc. and United Technologies Corporation. In addition, Mr. Swygert is a member of Brown v. Board of Education National Commemoration Commission, chairman of the Historically Black Colleges and Universities Capital Finance Advisory Board, U.S. Department of Education, and member of the National Security Agency Advisory Board. Mr. Swygert has been a Fannie Mae director since 2000.

Board of Directors

The Board of Directors met 19 times during 2003. Each director serving on the Board in 2003 attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which he or she served.

Commencing in 2004, Fannie Mae’s policy is that all directors attend the annual meeting of shareholders. Seven directors attended the 2003 annual meeting of shareholders.

Committees of the Board of Directors

The standing committees of the Board of Directors are:

The Assets and Liabilities Policy Committee, which assists the Board in its oversight of management’s interest rate risk, credit risk, and capital management activities by:

•	developing an in-depth and specialized knowledge on matters relating to assets and liabilities management; and
•	reviewing management’s policy proposals and performance, and making recommendations and reports to the Board, on matters relating to Fannie Mae’s assets and liabilities. In this capacity, the Assets and Liabilities Policy Committee, among other things, reviews: credit and interest rate risk management policies and performance; investment guidelines for the liquid investment portfolio and management’s compliance with those guidelines; the use of derivative contracts; and dividend payments.

The Audit Committee, which oversees:

•	the accounting, reporting and financial practices of Fannie Mae, including the integrity of Fannie Mae’s financial statements;
•	the creation and administration of financial controls;
•	Fannie Mae’s compliance with legal and regulatory requirements;
•	outside auditors’ qualifications and independence;
•	technology and systems oversight of Fannie Mae’s technological improvements; and
•	the performance of Fannie Mae’s internal audit function and Fannie Mae’s outside auditor.

The Compensation Committee, which discharges the responsibilities of the Board relating to compensation of Fannie Mae’s executives and oversees and advises the Board on the adoption of policies that govern Fannie Mae’s annual compensation and stock ownership plans. The Compensation Committee, among other things:

•	ensures that compensation programs reflect Fannie Mae’s pay for performance philosophy and that stock compensation aligns the interests of employees, executives, and directors with those of shareholders;
•	approves the compensation of Fannie Mae’s senior officers;
•	reviews and advises Fannie Mae on the process used for gathering information on the compensation paid by other similar businesses;
•	reviews Fannie Mae’s succession plans relating to the Chief Executive Officer and other senior officers; and
•	reviews periodic reports from management on matters relating to personnel appointments and practices.

The Executive Committee, which has all the authority of the Board during the interim periods between Board meetings, except for certain specified powers that are stated in the Fannie Mae bylaws.

The Housing and Community Development Committee, which was formed by the Board in July 2003 to:

•	assist in the development of Fannie Mae’s public policy position on housing issues, including (1) the development of initiatives aimed at under-served groups such as low and moderate income purchasers, minorities, central city and rural residents, and people with special housing needs, (2) reviewing new housing finance initiatives that are relevant to Fannie Mae’s corporate mission, and (3) Fannie Mae’s contributions to public policy issues that are relevant to Fannie Mae and our key business partners; and

•	oversee Fannie Mae’s contributions to affordable housing and community development, including (1) performance with respect to regulatory housing goals, and (2) performance with respect to Fannie Mae’s own broad-based housing and community development initiatives.

The Nominating and Corporate Governance Committee:

•	develops and monitors implementation of Fannie Mae’s corporate governance guidelines and key practices; conducts periodic benchmarking of corporate governance practices and as needed, recommends appropriate changes; and otherwise plays a leadership role in shaping Fannie Mae’s corporate governance; and

•	identifies individuals qualified to become members of the Board; recommends to the Board the slate of director nominees to be elected by shareholders; and recommends directors to be elected by the Board to fill any vacancies.

At the July 2003 Board of Directors meeting, the Board voted to discontinue the Technology Committee after the November 2003 meeting. The Technology Committee met three times in 2003. Ongoing oversight of technological improvements is now carried out by the Audit Committee.

Committee Table

The following table shows the current membership of each committee, the number of meetings held by each committee during 2003, and the independence of our directors:

Director	Executive	Audit	Compensation	Nominating and Corporate Governance	Assets and Liabilities Policy	Housing and Community Development	Independent

Mr. Ashe				X		X	X
Mr. Ashley	X			X		Chair	X
Ms. Bordonaro					X	X	X
Mr. Duberstein	X				Chair	X
Mr. Gerrity	X	Chair		X			X
Mr. Harvey		X				X	X
Mr. Howard
Mr. Justiz					X	X	X
Ms. Korologos	X		X	Chair			X
Mr. Malek		X			X		X
Mr. Marron				X	X		X
Mr. Mudd
Ms. Mulcahy	X	X	Chair				X
Mr. Pickett		X	X				X
Ms. Rahl					X	X	X
Mr. Raines	Chair
Mr. Segue		X	X				X
Mr. Swygert					X	X	X
2003 Meetings	0	9	7	4	5	1

The Board has determined that Mr. Malek and Ms. Mulcahy have the requisite experience to qualify as “audit committee financial experts” under the rules and regulations of the SEC and has designated them as such.

Directors’ Compensation

Retainer Fees

Through October 2003, we paid our directors an annual retainer of $35,000, plus $1,000 for attending in person each Board or Board committee meeting, and $600 for participating in each Board or Board committee telephone meeting. Committee chairmen received an additional annual retainer of $10,000, plus an additional $500 for each committee meeting chaired and $300 for each telephone committee meeting chaired.

In October 2003, after a comprehensive benchmarking project on board compensation, meeting fees for all meetings (regular and telephonic) were increased to $1,500 and other changes in director compensation were made as discussed below. The purpose of the board compensation benchmarking project was to review our current board compensation package against board compensation practices at comparable companies to ensure we could continue to attract and retain top director candidates. In accordance with our compensation philosophy, we targeted our board compensation at approximately the 65th percentile of identified comparable companies, which is the same percentile target used to calculate total compensation for executive officers (see page 18 for details on our compensation philosophy and approach).

Stock Options

Each non-management director is granted an annual nonqualified stock option to purchase 4,000 shares of common stock at the fair market value on the date of grant. The date of grant is the date of the annual meeting of shareholders. A non-management director appointed or elected as a mid-term replacement will receive a nonqualified stock option to purchase at the fair market value on the date of grant a pro rata number of shares equal to the fraction of the remainder of the term. In May 2003, each non-management director then serving on the Board received an option to purchase 4,000 shares of common stock with an exercise price of $72.515, which was the fair market value on the date of grant. In February 2004, Ms. Rahl received an option to purchase 1,333 shares of common stock, with an exercise price of $79.2175, which was the fair market value on the date of grant. Each option granted in 2003 and to Ms. Rahl in 2004 will expire ten years after the date of grant and was exercisable immediately on the date of grant. The options held by non-management directors who have served on the Board for at least ten years may be exercised for a period of one year following their retirement from the Board. Otherwise, non-management directors have three months to exercise the options when they leave the Board.

Beginning with the annual stock option award to directors in 2004, options will vest over four years in equal annual installments and non-management directors will have one year to exercise the options when they leave the Board.

Restricted Stock

Fannie Mae has a restricted stock award program for non-management directors established under the Fannie Mae Stock Compensation Plan of 2003. The award program provides for consecutive four-year cycles of awards of restricted common stock. Restricted common stock is common stock that cannot be sold until it vests over an extended period of time, with vesting contingent on the director’s continued service on the Board.

Holders of restricted stock have all of the rights and privileges of a shareholder as to the restricted common stock, other than the ability to transfer it, including the right to receive any cash or stock dividends declared with respect to the stock and the right to provide instructions on how to vote the stock. Awards vest over four years at the rate of 25 percent per year, provided the participant is serving on the Board. If a director joins the Board during a four-year cycle, he or she receives a pro rata portion of the grant for the cycle, based on the time remaining in the cycle. These grants vest in the same annual amounts as those of directors who participate in the full four-year cycle. Vesting generally accelerates upon departure from the Board due to death, disability, or for elected directors, not being renominated after age 70.

In October 2003, as part of the comprehensive benchmarking project, Fannie Mae granted 2,600 shares of restricted common stock to each non-management director who was a member of the Board at that time. The restricted shares granted to the directors pursuant to these awards will vest in four equal annual installments, beginning with the date of the 2004 annual meeting. The full award to each director had a fair market value on the grant date of $191,568. In February 2004, Fannie Mae made a pro rata grant of 2,275 shares of restricted common stock to Ms. Rahl. The fair market value on the grant date was $180,220.

Each current Board member also has an outstanding grant of restricted common stock under the Fannie Mae Stock Compensation Plan of 1993. In May 2001, Fannie Mae granted 871 shares of restricted common stock for the 2001-2006 cycle to each non-management director who was a member of the Board at that time. The full award for the 2001-2006 cycle had a fair market value on the grant date of $65,813 and vests over a five-year period at the rate of 20 percent per year. The current members of the Board who were not members in May 2001 received pro rata awards upon their appointment or election to the Board, as follows: 856 shares to Mr. Ashe, Ms. Bordonaro, Mr. Harvey, and Mr. Segue in July 2001; 813 shares to Mr. Justiz in October 2001; 697 shares to Mr. Malek in May 2002; and 406 shares to Ms. Rahl in February 2004.

Directors who are employees of Fannie Mae receive no compensation for their service as directors.

Fannie Mae Director’s Charitable Award Program

In 1992, we established the Federal National Mortgage Association Director’s Charitable Award Program. The purpose of the program is to acknowledge the service of Fannie Mae’s directors, recognize the interest of Fannie Mae and its directors in supporting worthy institutions, and enhance Fannie Mae’s director benefit program to enable Fannie Mae to continue to attract and retain directors of the highest caliber. Under the program, when a director dies, Fannie Mae will donate up to a maximum of $1,000,000 in $100,000 increments to up to five charitable organizations or educational institutions of the director’s choice. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code of 1986. The program is funded by life insurance contracts on the lives of participating directors; the funding is structured in a manner that will allow Fannie Mae to recover the entire program cost through the receipt of life insurance benefits. The program has no direct compensation value to directors because they do not receive any direct cash or tax benefit.

Audit Committee Report

The Audit Committee of Fannie Mae’s Board of Directors is composed of six directors. In the business judgment of the Board of Directors, each Committee member meets the independence, qualification, and expertise requirements of the NYSE listing standards and Fannie Mae’s Corporate Governance Guidelines. The Board has determined that Mr. Malek and Ms. Mulcahy have the requisite experience to qualify as “audit committee financial experts” under the rules and regulations of the SEC and has designated them as such.

The Audit Committee operates under a written charter that is reviewed annually and was last revised and approved by the Board of Directors in February 2004. A copy of the charter is attached as Appendix A to this proxy statement, and is also available on our Web site at www.fanniemae.com. In addition to preparing this Audit Committee report, the purpose of the Audit Committee under the charter is to oversee:

•	the accounting, reporting, and financial practices of Fannie Mae including the integrity of Fannie Mae’s financial statements;
•	Fannie Mae’s compliance with legal and regulatory requirements;
•	the outside auditors’ qualifications and independence; and
•	the performance of Fannie Mae’s internal audit function and Fannie Mae’s outside auditors.

In accordance with this purpose, the outside auditors report directly to the Audit Committee and the Committee has the sole authority to appoint and retain the outside auditors. The Audit Committee approves in advance the fees for and terms of all auditing and non-audit services to be provided by Fannie Mae’s outside auditors. The Committee meets separately on a periodic basis with each of management, the head of the internal audit department, and the outside auditors. The Committee has the authority to retain counsel, accountants, and other advisors to assist the members in carrying out their duties.

For the year ended December 31, 2003, the Audit Committee met 9 times. During the year, the Committee met with members of senior management (including the Chairman and Chief Executive Officer, the Vice Chairman and Chief Operating Officer, the Vice Chairman and Chief Financial Officer, the Controller, the head of the internal audit department, the Chief Technology Officer, the Executive Vice President for Law & Policy, and the General Counsel) and internal tax, finance, legal, technology, and internal audit personnel, as well as representatives from Fannie Mae’s outside auditors, to discuss and review the audit scope and plans, the results of internal and external audit examinations, evaluations by the auditors of Fannie Mae’s internal controls, the quality of Fannie Mae’s financial reporting, Fannie Mae’s compliance with legal and regulatory requirements, and Fannie Mae employees’ compliance with the Code of Business Conduct, and other matters. Specifically, the Committee, among other things:

•	reviewed, and discussed with management, the audited financial statements for the year ended December 31, 2003;
•	discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61;
•	received the written disclosures and the letter from the outside auditors, KPMG LLP, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with the outside auditor their independence from Fannie Mae;
•	conducted due diligence regarding the outside auditors’ independence from Fannie Mae and its management;
•	considered whether the rendering of non-audit services by the outside auditors was compatible with the auditors’ independence;
•	reviewed and discussed the scope and resources for the internal audit function; and
•	reviewed and oversaw the process by which Fannie Mae’s Chief Executive Officer and Chief Financial Officer certified Fannie Mae’s periodic disclosures.

In reliance on the reviews, reports, and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2003.

In addition, the Audit Committee has approved the reappointment of Fannie Mae’s outside auditors,

KPMG LLP, for 2004, and has submitted the reappointment to shareholders for ratification at the 2004 annual meeting.

The Committee pre-approved the fees for and terms of all audit and non-audit services to be provided by the outside auditors in 2004. The Audit Committee chairman may pre-approve any additional audit or non-audit services to be provided by the outside auditors and will report any pre-approvals to the Committee at the next scheduled meeting.

Interested parties may contact the Audit Committee by electronic mail, sent to “auditcommittee@fanniemae.com”, or by U.S. mail, sent to Audit Committee, c/o Office of the Secretary, Fannie Mae, Mailstop: 1H-2S/05, 3900 Wisconsin Avenue NW, Washington DC 20016-2892.

The Audit Committee

Thomas P. Gerrity, Chairman

William R. Harvey

Frederic V. Malek

Anne M. Mulcahy

Joe K. Pickett

Taylor C. Segue

Compensation Committee Report on Executive Compensation

The Compensation Committee of Fannie Mae’s Board of Directors is composed of four directors. In the business judgment of the Board of Directors, each Committee member meets the independence requirements of the NYSE listing standards and Fannie Mae’s Corporate Governance Guidelines. The Compensation Committee met seven times in 2003.

The Compensation Committee charter setting forth the Committee’s organization, purpose, and duties is available at www.fanniemae.com.

Fannie Mae’s Compensation Philosophy and Approach

Fannie Mae became a shareholder-owned corporation in 1968, and since that time has become one of the world’s largest financial institutions. In carrying out its mission, Fannie Mae has become the country’s largest source of financing for home mortgages and the largest issuer of private-sector corporate debt and mortgage-backed securities.

Because of the scope and complexity of Fannie Mae’s activities and its role in the U.S. economy and housing finance system, and the importance of its mission, it is imperative that the corporation always be in a position to attract and retain the best possible talent. To this end, Fannie Mae’s Board of Directors has adopted a compensation policy designed to help the corporation compete with other large, sophisticated financial services companies for the talent Fannie Mae needs.

In formulating and implementing Fannie Mae’s compensation philosophy, the Board of Directors, through its Compensation Committee, also has carefully considered its statutory obligations under the Fannie Mae Charter Act. The Charter Act states that the Board of Directors shall pay its executive officers compensation that the Board determines to be “reasonable and comparable with compensation for employment in other similar businesses (including other publicly held financial institutions or major financial services corporations) involving similar duties and responsibilities.” Moreover, the Charter Act requires that “a significant portion of potential compensation of all executive officers…of [Fannie Mae] shall be based on the performance of [Fannie Mae].” The Compensation Committee has based its compensation philosophy on these statutory requirements and has established review processes to ensure that this philosophy is implemented rigorously and carefully.

Accordingly, the central tenets of Fannie Mae’s compensation philosophy are pay for performance and comparability. Pay for performance is reflected clearly in the structure of Fannie Mae’s compensation programs. It is the core principle underlying the programs. Other than base salary, all major elements of Fannie Mae’s compensation program for the most senior members of the executive officer group are tied to annual and long-term performance goals. Furthermore, through the use of stock vesting over multi-year terms, Fannie Mae tightly aligns the interests of executives with those of shareholders over extended periods of time.

The Committee acts to ensure that Fannie Mae’s compensation is reasonable and comparable with the compensation of executives in other similar businesses that involve similar duties and responsibilities. Each year, the Compensation Committee reviews compensation survey data to analyze current compensation practices at companies comparable to Fannie Mae in terms of asset size, line of business, market capitalization, and other relevant factors. Specific Fannie Mae officer positions are compared to positions involving similar duties and responsibilities. The market data reviewed by the Committee for specific officer positions comes from companies included in the S&P Financials Index shown in the performance graph on page 3, as well as other publicly-held financial institutions and major financial services companies that compete for executives whose skills and experience are sought by Fannie Mae. The Committee uses as an advisor a nationally-recognized executive compensation consulting firm, Johnson & Associates, to assist in this comparability analysis.

At the Committee’s request, the executive compensation consultant conducted a comprehensive assessment of Fannie Mae’s compensation philosophy to assist the Committee in its analysis of that pay philosophy, market comparability, and types of long-term incentives used. Based on that review, the Committee decided to continue to target cash compensation (i.e., salary and annual bonus) at approximately the 50th percentile of the market data and positions total compensation (cash plus stock-based awards) at approximately the 65th percentile. The market data is used to determine specific salary, bonus, and variable long-term incentive award targets by officer position. The proportion of the total compensation package tied to performance measures increases with the rank of the executive officer.

In addition to Johnson & Associates, as authorized by its charter, the Committee retained an outside advisor wholly independent of management to assist it and provide the Committee with advice and support on certain compensation matters. The outside advisor is Roger Brossy of Semler Brossy Consulting Group, and he reports directly to the Committee.

In implementing Fannie Mae’s compensation philosophy, the Committee each year conducts an assessment of corporate and individual performance. Individual performance reviews are rigorous. Each officer’s individual performance is assessed on both individual business results and the demonstration of specific leadership qualities throughout the year. Evaluation of leadership qualities is assessed through the collection of reviews from the officer’s subordinates, peers and superiors. In the final step of the performance review process, an overall performance rating is assigned reflecting a balance of business results and demonstration of leadership.

The performance rating is used to determine actual pay for salary, bonus, and variable long-term incentive awards relative to the targets. The Committee has final authority over compensation decisions for senior vice presidents, and the full non-management board determines compensation for executive vice presidents and the members of Office of the Chairman.

Our executive compensation program has three primary tools: base salary, an annual bonus award, and variable long-term incentive awards. The program ties a large portion of each officer’s total compensation to performance over different time periods. To achieve a balanced result, Fannie Mae’s pay for performance approach provides a cash payment for achieving annual financial goals and stock-based awards for medium and long-term performance generating increases in shareholder returns. This program is expressly designed not to put too much reliance on any one form of compensation.

Base Salary. Base salary for executive officers is determined principally by the Committee’s judgment as to the market for comparable positions, informed by an annual market comparability review conducted by Fannie Mae’s third-party consultant. Final salary determinations also reflect individual performance, leadership, and experience level. In general, the Committee seeks to target annual total cash (salary plus bonus) to the 50th percentile of the comparative market.

Annual Incentive Plan. The Annual Incentive Plan puts a portion of each executive officer’s annual cash compensation at risk. Financial goals, measured by earnings per share (“EPS”) growth, established by the Board at the beginning of the year and achievement against these goals determine the funding of the bonus pool from which the actual bonuses are paid.

Variable Long-Term Incentive Awards. Variable long-term incentive awards are delivered in the form of stock options, and performance shares or restricted stock. All variable long-term incentive compensation programs are paid solely in Fannie Mae common stock, thereby reinforcing the shared interests of officers and shareholders. Officers at the senior vice president level and above receive half of the value of their annual variable long-term incentive award in the form of performance shares and half in the form of stock options.

Performance Shares. Performance shares are pay for performance incentive awards that compensate senior management for meeting performance objectives over a three-year period. Each year, the Committee establishes designated award periods (“cycles”) of three years. At the beginning of each cycle, at the Committee’s request, the Board establishes program targets based on both financial and non-financial goals. The financial goals currently are tied to growth in EPS and the non-financial goals are tied to Fannie Mae’s strategic plan. The Committee has established a scorecard to measure Fannie Mae’s achievement of the strategic plan in the following areas:

•	leadership in increasing access to affordable housing;
•	leading presence in the secondary mortgage market;

•	optimal interest rate, credit, and policy risk management;
•	development of a corporate culture to enhance strategy execution; and
•	development of an e-commerce infrastructure to increase capabilities and lower costs.

The EPS goals and the strategic goals are given equal weighting (i.e., 50 percent each) in determining award payout. The Committee determines actual achievement against these goals at the conclusion of each cycle. An actual award payout can range from 40 percent of the performance shares granted for threshold achievement to 150 percent for goal achievement at maximum levels. No payment is made if achievement is below the pre-determined threshold. Fannie Mae began a new three-year performance share cycle in January 2004.

Stock Options. Stock options link the interests of executives and shareholders by providing value to the executive only when the stock price increases over a number of years. Stock options generally vest over a four-year period at the rate of 25% per year and have a ten-year term. The number of stock options received by Fannie Mae executive officers as a group is targeted, when combined with performance shares, to bring total compensation to the 65th percentile of the comparative market.

Chief Executive Officer Compensation

All of the executive compensation processes and policies described above are applied in setting the compensation and assessing the performance of Mr. Raines. In addition to reviews from a range of officers at the company, all non-management members of the Board participate in the review of Mr. Raines’ performance.

Without Mr. Raines present, the non-management members of the Board discussed the Committee’s review of Mr. Raines’ performance for 2003. They assessed Mr. Raines’ performance against a broad range of leadership criteria including: strategic thinking, providing vision and direction, accelerating change, intellectual honesty, integrity, motivating and developing people, teamwork and partnering, influencing ideas and initiatives, fostering diversity and delivering results. The Board considered feedback from Mr. Raines’ subordinates and Board members obtained through the same survey instrument used to collect performance feedback for other officers. Mr. Raines’ performance also was measured against the financial and non-financial goals established for Fannie Mae’s strategic plan.

All of this information was used to make the performance-based compensation decisions for Mr. Raines. Overall, the Board concluded that the performance of Fannie Mae under Mr. Raines’ leadership exceeded targets set in advance and met or exceeded that of comparable companies. Specifically noted were the following 2003 achievements:

•	total business volume grew by 68 percent for a new record of $1.4 trillion;
•	core business earnings per share grew more than 15 percent, producing Fannie Mae’s 17th consecutive year of double-digit growth;
•	core taxable equivalent revenues grew by 24 percent, to $14.8 billion;
•	the mortgage portfolio business grew by 13 percent in a highly competitive market for purchasing mortgages;
•	the mortgage guaranty business (outstanding Fannie Mae mortgage-backed securities) grew by 26 percent;
•	strong and concrete efforts to maintain “best in class” corporate governance;
•	expansion of corporate transparency, through implementation of voluntary commitments and increased investor disclosures, including the completion of the landmark registration of Fannie Mae’s common stock under the Securities Exchange Act of 1934 with the SEC; and
•	investment in Fannie Mae’s future through the development of a new core technology infrastructure and new mortgage products and lender services.

Additionally, the Committee took note of Mr. Raines’ leadership of Fannie Mae and achievement of its housing and other goals in a challenging business environment and intensive policy environment. The Committee also took note of Mr. Raines’ leadership on behalf of housing and his strong leadership in the national business community on corporate governance.

The Committee’s specific 2003 compensation determinations with respect to Mr. Raines are as follows and are reflected in the Summary Compensation Table at page 25.

Base Salary. For 2003, the Board set Mr. Raines’ cash base salary at $992,250, unchanged since 2000, and slightly below the midpoint of the market. For the purposes of calculating his pension and life insurance benefits, however, the Board set a reference annual base salary for Mr. Raines at $1,153,030, reflecting a 5.4 percent increase over the prior year. Consistent with Fannie Mae’s pay for performance philosophy, the difference between Mr. Raines’ cash base salary and reference annual base salary is awarded as additional long-term, equity-based compensation.

Annual Bonus. For 2003, Mr. Raines’ annual bonus is measured against targets set at the beginning of the year based on corporate financial performance for the year, measured by growth in EPS. Fannie Mae significantly exceeded those targets and Mr. Raines’ bonus for the year reflects his contributions to that performance.

Other Annual Compensation. The Board also approved other benefits for Mr. Raines, including his reimbursement for tax counseling and financial planning services and personal use of company transportation. The value of these benefits was considered by the board in setting Mr. Raines’ total compensation.

Variable Long-Term Incentive Compensation. The information provided in this proxy statement on variable long-term compensation reflects two actions taken by the Committee. First, the Committee awarded the long-term incentive payouts reported in the Summary Compensation Table at page 25. These stock payouts reflect the achievement of performance share program goals from 1999 through 2003. During that time and under Mr. Raines’ leadership, Fannie Mae reached financial and strategic milestones including: record financial performance, significant revenue growth in both of our business segments, and early achievements of the $2 trillion American Dream Commitment goal and the Trillion Dollar Commitment.

Second, in line with Fannie Mae’s pay for performance goals and to continue to align Mr. Raines’ compensation directly with the long-term interests of shareholders, the Committee granted Mr. Raines performance shares and stock options vesting over multi-year periods, based on his performance evaluation. The Committee awarded Mr. Raines 314,634 stock options based on Fannie Mae’s and Mr. Raines’ outstanding performance in 2003. Mr. Raines proposed to the Committee and it concurred that, for no additional compensation, he retain only 135,020 of those options. Those awards are reflected in the tables at pages 26 and 27.

Conclusion

The Committee believes both the design of Fannie Mae’s compensation programs and the actual total compensation levels described in this proxy statement reflect adherence to the Board of Directors’ obligations under the Charter Act and careful thinking about what is appropriate from both a competitive and shareholder perspectives, and clearly reflect Fannie Mae’s compensation philosophy.

The Compensation Committee

Anne M. Mulcahy, Chairman

Ann Korologos

Joe K. Pickett

Taylor C. Segue

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee of the Fannie Mae Board of Directors is composed of five directors and operates under a written charter that was last approved by the Board in April 2004. The Nominating and Corporate Governance Committee Charter is available on our Web site. In the business judgment of the Board of Directors, each Committee member meets the independence requirements of the NYSE listing standards and Fannie Mae’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met four times in 2003.

Among its responsibilities, the Nominating and Corporate Governance Committee makes recommendations to the Board about individuals to be elected by the shareholders as Fannie Mae directors. The Committee also plays a leadership role in shaping Fannie Mae’s corporate governance. The Nominating and Corporate Governance Committee recommended each of the thirteen nominees standing for election by the shareholders in this proxy statement.

Director Nomination and Evaluation Process

Fannie Mae’s Charter Act provides that we are to have eighteen directors, thirteen elected by shareholders and five appointed by the President of the United States. The Nominating and Corporate Governance Committee is responsible for evaluating, selecting, and recommending to the Board the thirteen nominees for the Board to stand for election at the annual meeting of shareholders.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. Candidates for vacancies on the Board may come to the attention of the Nominating and Corporate Governance Committee through several different means, including recommendations from Board members, senior management, professional search firms, shareholder nominations, and other sources.

In evaluating candidates for the Board, the Nominating and Corporate Governance Committee focuses on the strategic needs of Fannie Mae. The committee seeks out individuals who: (1) possess the highest personal values, judgment, and integrity; (2) have an understanding of the regulatory and policy environment in which Fannie Mae conducts its business; and (3) have diverse experiences in the key business, financial, and other challenges that face a major American enterprise.

Candidates who are nominated by shareholders are considered by the Nominating and Corporate Governance Committee using the same criteria employed by the Committee to evaluate nominees from other sources. The process for shareholders to nominate a candidate for the Board for the 2005 annual meeting is described in “Shareholder Proposals and Nominations for 2005” on page 36 of this proxy statement.

Selection of New Director

Throughout 2003, the Nominating and Corporate Governance Committee engaged in an extensive search to find a candidate to fill the seat vacated by Stephen Friedman, who left the Board to serve as the Director of the National Economic Council. The Committee expressed a preference for finding a candidate with extensive business experience in the areas of finance and financial derivatives to replace Mr. Friedman and one who would add diversity to the Board.

The Nominating and Corporate Governance Committee engaged a search firm to assist with the search. After conducting extensive interviews, the search firm presented several candidates to the Nominating and Corporate Governance Committee.

The Committee evaluated and considered the candidates and recommended to the Board Leslie Rahl, who was originally identified by the search firm. In February 2004, the Board, acting on the recommendation of the Committee, elected her to the Board effective as of the February 2004 Board meeting. As described in her biography on page 11, Ms. Rahl has extensive business experience in financial derivatives.

Director Independence Standards Review

In early 2004, the Nominating and Corporate Governance Committee recommended, and the Board adopted, amendments to the director independence standards in the Corporate

Governance Guidelines to strengthen them as part of Fannie Mae’s goal of having best-in-class corporate governance.

The director independence standards set forth in the Corporate Governance Guidelines now exceed NYSE director independence requirements in four significant areas: (1) a director will not be considered independent if he or she receives any payments from Fannie Mae (other than payment for Board service from Fannie Mae); (2) a director will not be considered independent if Fannie Mae or the Fannie Mae Foundation makes contributions of more than $100,000 to a charity affiliated with such director; (3) Fannie Mae will look back five years when reviewing whether certain relationships or affiliations between a director and Fannie Mae would result in such director not being considered independent; and (4) a director will not be considered independent if a Fannie Mae executive officer sits on the compensation committee of the director’s employer, regardless of whether the director is an executive officer of that company.

Review of Incumbent Directors

In evaluating incumbent directors for renomination, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including: (1) the director’s contributions as a member of the Board; (2) any change in the director’s employment, including retirement; (3) whether the director continues to bring relevant experience to the Board; (4) whether the director has the ability to attend meetings and fully participate in the activities of the Board; (5) whether any circumstances have arisen, including the development of a relationship with Fannie Mae or another organization, that might make it inappropriate for the director to continue his or her service on the Board; and (6) the director’s age and length of service on the Board.

The Corporate Governance Guidelines provide that as a general matter, directors will not be renominated after having served on the Board for ten years, unless the Nominating and Corporate Governance Committee determines there is a good reason to propose renomination. Two members of the Board of Directors, Mr. Gerrity and Ms. Korologos, have served on the Board for ten or more years.

In accordance with the Guidelines, the Committee (with Ms. Korologos and Mr. Gerrity abstaining from the determination) carefully considered the re-nomination of Ms. Korologos and Mr. Gerrity and decided to re-nominate both directors. The Committee noted their extensive experience in serving on the boards of directors of public companies, their knowledge of Fannie Mae, their expertise and the Board’s desire for their continued leadership as the chairs of the Audit and Nominating and Corporate Governance Committees, respectively.

The Committee concluded that in the current climate of increasing legal requirements and workload demands on boards of directors generally, and on audit and nominating and corporate governance committees specifically, it is in the best interests of the shareholders and Fannie Mae that they continue their service on the Board.

The Nominating and Corporate Governance Committee

Ann Korologos, Chairman

Victor H. Ashe

Stephen B. Ashley

Thomas P. Gerrity

Donald B. Marron

Executive Officers Who Are Not Nominees

Our executive officers who are not nominees for election to the Board of Directors have provided the following information about their principal occupation, business experience, and other matters.

Thomas E. Donilon, age 48, has been Executive Vice President—Law and Policy and Secretary to the Board of Directors since May 2000. Mr. Donilon became a member of the Office of the Chairman in 2003. He served as Senior Vice President, General Counsel and Secretary from September 1999 to May 2000. Mr. Donilon was a partner with the law firm of O’Melveny & Myers from February 1991 to March 1993 and November 1996 to September 1999 when he joined Fannie Mae. Mr. Donilon served as Assistant Secretary of State for Public Affairs and Chief of Staff to the Secretary of State from March 1993 to November 1996.

Louis W. Hoyes, age 55, has been Executive Vice President—Single-Family Mortgage Business since May 2000. He served as Senior Vice President—Multifamily Lending and Investment from September 1995 to May 2000. Prior to his employment with Fannie Mae, Mr. Hoyes was a managing director of Citicorp Real Estate, holding various management positions over his 22-year career in their commercial real estate division and Latin American banking group. He also served as a Senior Credit Officer of Citibank, N.A., from 1982 until he joined Fannie Mae.

Ann M. Kappler, age 46, has been Senior Vice President and General Counsel since May 2000. She was Senior Vice President and Deputy General Counsel from January 1999 to May 2000. Prior to joining Fannie Mae, she was a partner with Jenner & Block, a law firm, from January 1994 to December 1998.

Robert J. Levin, age 48, has been Executive Vice President—Housing and Community Development since June 1998. He was Executive Vice President—Marketing from June 1990 to June 1998. He joined Fannie Mae in 1981.

Adolfo Marzol, age 43, has been Executive Vice President—Finance and Credit since November 2002. He was Executive Vice President and Chief Credit Officer from June 1998 to November 2002. He was Senior Vice President—Single-Family Business Management from July 1996 to June 1998. He was Senior Vice President—Capital Markets from February 1996 to July 1996. Prior to his employment with Fannie Mae, Mr. Marzol was Executive Vice President and Chief Financial Officer from July 1993 to January 1996 and Senior Vice President—Interest Rate Risk from January 1991 to June 1993 of Chase Manhattan Mortgage Corporation, a mortgage company.

Peter S. Niculescu, age 44, has been Executive Vice President—Mortgage Portfolio Business since November 2002. He was Senior Vice President—Portfolio Strategy from March 1999 to November 2002. Prior to his employment with Fannie Mae, Mr. Niculescu was a Managing Director and Co-Head of Fixed Income Research for Goldman Sachs & Co. He joined Goldman Sachs in 1990 and held a variety of positions including Managing Director—Mortgage Research, Vice President—Mortgage Research, and Corporate Bond Strategist.

Julie St. John, age 52, has been Executive Vice President and Chief Information Officer since March 2004. She was Executive Vice President and Chief Technology Officer from July 2000 until March 2004. She served as Senior Vice President—Mortgage Business Technology from November 1999 to July 2000. She was Senior Vice President—Guaranty and Franchise Technologies from November 1993 to November 1999. Ms. St. John joined Fannie Mae in 1990.

Michael J. Williams, age 46, has been President—Fannie Mae eBusiness since July 2000. He served as Senior Vice President—e-Commerce from March 2000 to July 2000. He was Senior Vice President—Customer Applications and Technology Integration from November 1993 to March 2000. Mr. Williams joined Fannie Mae in 1991.

Under Fannie Mae’s bylaws, each officer holds office until his or her successor is chosen and qualified or until he or she dies, resigns, retires, or is removed from office by the Board of Directors.

Executive Compensation

Compensation Tables

The tables on pages 25 to 27 profile Fannie Mae’s compensation for the Chief Executive Officer and its four other most highly compensated executive officers (the “covered executives”), including salaries and bonuses, option grants and exercises, and performance share awards. Awards made in January 2004 are reported as compensation for 2003.

Summary Compensation Table

The following table shows the compensation of the covered executives for 2003, 2002, and 2001.

Annual Compensation (1)						Long Term Compensation (2)			All Other Compensation (3)
						Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Total Annual Compensation	Restricted Stock Awards	Securities Underlying Options / SARs(#)	LTIP Payouts

Franklin D. Raines	2003	$992,250	$4,180,365	$237,246	$5,409,861	$—	135,020	$11,621,280	$25,501
Chairman of the Board	2002	992,250	3,300,000	163,923	4,456,173	—	311,731	7,233,679	24,248
and Chief Executive	2001	992,250	3,125,650	3,085	4,120,985	—	277,335	6,803,068	25,215
Officer

Daniel H. Mudd	2003	714,063	1,288,189	92,762	2,095,014	—	105,749	4,674,015	10,167
Vice Chairman of the	2002	689,124	911,250	1,358	1,601,732	—	82,918	2,339,702	9,569
Board and Chief Operating Officer	2001	656,429	1,083,109	1,320	1,740,858	—	87,194	1,188,846	8,412
Timothy Howard	2003	645,865	1,176,145	858	1,822,868	—	112,968	3,470,578	12,470
Vice Chairman of	2002	498,614	781,250	1,169	1,281,033	—	81,661	1,947,368	12,213
the Board and Chief	2001	463,315	694,983	1,103	1,159,401	—	75,617	1,987,119	12,150
Financial Officer

Thomas E. Donilon	2003	494,492	727,020	903	1,222,415	$834,628	89,268	1,915,304	9,189
Executive Vice President—	2002	428,195	600,000	990	1,029,185	—	75,595	913,274	8,539
Law and Policy and Secretary to the Board	2001	375,000	562,571	963	938,534	—	63,251	303,563	7,459

Robert J. Levin	2003	567,706	801,237	851	1,369,794	$227,789	100,613	2,706,381	10,024
Executive Vice	2002	480,092	575,000	950	1,056,042	—	72,445	1,947,368	9,811
President—Housing &	2001	457,317	686,028	994	1,144,339	—	44,735	1,987,119	9,373
Community Development

Notes to Summary Compensation Table

(1)	Fannie Mae’s executive compensation program ties a large portion of each officer’s total compensation to performance over different time periods. Under the program, an executive officer’s bonus generally reflects corporate performance for the past year. See also footnote (2). “Salary” includes annual salary deferred to later years. “Bonus” includes amounts accrued under the Annual Incentive Plan and, for 2001, the value of shares the covered executives received under the 2001 Special Award Program. “Other Annual Compensation” in (a) 2003 includes $37,548 for tax counseling and financial planning services and $196,852 for the personal use of company transportation for Mr. Raines, and $10,150 for tax counseling and financial planning services and $80,400 for club membership fees for Mr. Mudd agreed to by Fannie Mae in connection with recruiting him from his then-current employment in Japan in 2000; and (b) 2002 includes $37,225 for tax counseling and financial planning services and $123,539 for personal use of company transportation for Mr. Raines.

(2)

Long-term compensation is designed to align a significant portion of executive compensation with long-term shareholder value. Accordingly, “LTIP Payouts” reflect corporate and individual performance from 1999 through 2003. During that period, Fannie Mae experienced outstanding performance against its mission-related and financial objectives.

At December 31, 2003, Mr. Mudd held 10,000 shares of unvested restricted common stock with a fair market value of $750,600, and Mr. Donilon held 21,600 shares of unvested restricted common stock with a fair market value of $1,621,296. The restricted common stock reported in the
Summary Compensation Table includes a grant of 10,000 shares awarded to Mr. Donilon with a fair market value of $664,800 that he received upon his appointment to Fannie Mae’s Office of the Chairman, and 2,177 and 2,920 shares awarded to Mr. Donilon and Mr. Levin respectively on January 23, 2004 with a market value on the date of grant of $169,828 and $227,789. The shares vest over four years at a rate of 25% per year. Dividends are paid on restricted common stock at the same rate as dividends on unrestricted common stock. See the “Compensation Committee Report on Executive Compensation” regarding options awarded to Mr. Raines.

(3)

“All Other Compensation” for each covered executive in 2003 includes a $6,000 employer matching contribution under the Retirement Savings Plan for Employees. “All Other Compensation” for 2003 also includes an amount allocated to the premiums paid by Fannie Mae for the term life portion of split-dollar life insurance coverage and an amount equal to the estimated value of the total premiums paid by Fannie Mae for the split-dollar insurance coverage, as follows: Mr. Raines, $2,444 and $15,003; Mr. Mudd, $816 and $2,251; Mr. Howard, $706 and $4,664; Mr. Donilon, $523 and $1,566; and Mr. Levin, $429 and $2,495. Fannie Mae terminated the split-dollar life insurance for the covered executives in 2003. Fannie Mae has provided to Mr. Raines an additional term life insurance benefit in the amount of $900,000, with an annual premium allocated to Mr. Raines of $954. “All Other Compensation” also includes premiums of $1,100 paid on behalf of each covered executive in 2003 for excess liability insurance coverage.

Option Grants for Last Fiscal Year

The following table shows stock option grants for 2003 to the covered executives. These options represent part of Fannie Mae’s variable long-term awards program for its officers, which also includes performance shares as described below in the Long-Term Incentive Plan Awards Table. The value of stock options depends upon a long-term increase in the market price of the common stock. If the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all shareholders.

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees for 2003 (1)		Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value (2) ($)
Franklin D. Raines	135,020	4.03%		$78.3150	1/23/2014	$3,006,895
Daniel H. Mudd	105,749	3.16%		78.3150	1/23/2014	2,355,030
Timothy Howard	105,749 7,219	3.16 0.22	% %	78.3150 69.5250	1/23/2014 1/18/2010	2,355,030 136,944
Thomas E. Donilon	89,268	2.67%		78.3150	1/23/2014	1,987,998
Robert J. Levin	100,613	3.00%		78.3150	1/23/2014	2,240,652

Notes to Option Grants Table

(1)	Includes options granted on January 23, 2004. Options vest 25 percent per year beginning on the first anniversary of the grant date. Vesting will be accelerated upon the optionee’s retirement (at age 65 or later), early retirement (from age 60 to 64, with at least five years of service), total disability, death, and in other limited circumstances. The options expire ten years after the date of grant. The options granted to officers at and above the level of executive vice president are subject to accelerated vesting under certain circumstances. Optionees over age 55 with five or more years of service generally will have the right to exercise any vested nonqualified stock option, whenever granted, until it expires by its terms. The 7,219 options awarded to Mr. Howard have vested in accordance with their terms. See the “Compensation Committee Report on Executive Compensation” regarding options awarded to Mr. Raines.
(2)	The “Grant Date Present Value” numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in the model:

•	an exercise price on the option equal to the fair market value of the underlying stock on the date of grant;
•	an option term of ten years and an interest rate of 4.074 percent (6 years and 3.22 percent for the 7,219 options granted to Mr. Howard), which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term;
•	volatility of 31.09 percent (32.07 percent for the 7,219 options granted to Mr. Howard), calculated using 5-year weekly volatility prior to the grant date; and
•	current dividends at the rate of $2.08 per share ($1.80 per share for the 7,219 options granted to Mr. Howard), representing the annualized dividends paid with respect to a share of common stock and representing a constant percentage of 2.66 percent at the date of grant (2.59 percent for the 7,219 options granted to Mr. Howard).

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table shows the aggregate number of shares underlying options exercised in 2003 and the value at year-end of outstanding options, whether or not exercisable.

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Securities Underlying Unexercised Options December 31, 2003 Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options December 31, 2003 Exercisable/ Unexercisable (2) ($)

Franklin D. Raines	—	—	1,215,304/715,900	$7,448,575/4,437,208

Daniel H. Mudd	—	—	197,035/294,372	1,919,109/3,706,686

Timothy Howard	51,200	$2,678,162	406,295/201,404	10,391,077/1,210,253

Thomas E. Donilon	—	—	69,314/144,123	134,241/660,987

Robert J. Levin	51,200	2,603,295	368,999/162,243	10,391,077/1,118,410

Notes to Option Exercises/Year End Values

(1)	“Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive when he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.
(2)	“Value of Unexercised In-the-Money Options” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 2003 multiplied by the difference between the exercise price for the grant and the year-end market price ($75.06), excluding grants for which the difference is equal to or less than zero.

Long-Term Incentive Plan Awards Table

		Performance or Other Period Until Maturation or Payout		Estimated Future Payouts Under Non-Stock Price Based Plans
Name	Number of Performance Shares (1) (#)	Award Cycle	Payout Period (if any)	Threshold (#)	Target (#)	Maximum (#)
Franklin D. Raines	99,967	2004-2006	2007, 2008	39,987	99,967	149,951
Daniel H. Mudd	33,599	2004-2006	2007, 2008	13,440	33,599	50,399
Timothy Howard	33,599	2004-2006	2007, 2008	13,440	33,599	50,399
Thomas E. Donilon	28,363	2004-2006	2007, 2008	11,345	28,363	42,545
Robert J. Levin	31,967	2004-2006	2007, 2008	12,787	31,967	47,951

Notes to Long-Term Incentive Plan Awards Table

(1)	Contingent grants of performance shares were made as part of Fannie Mae’s variable long-term awards program on January 23, 2004 for the 2004-2006 cycle, for which distributions will be made in 2007 and 2008. Actual awards range from 40 percent to 150 percent of a participant’s target performance shares based on equally weighted goals for growth in EPS and performance in strategic areas. If Fannie Mae does not meet the requirement to achieve 40 percent awards, no award will be paid. The value of an actual award depends on the level of achievement and the value of Fannie Mae’s common stock at the end of the cycle. The fair value of a performance share for the 2004-2006 cycle is subject to a limit of three times the fair market value of Fannie Mae’s common stock on January 23, 2004, the date of grant. The fair market value of Fannie Mae’s common stock on the date of grant was $78.315.

Fannie Mae Retirement Plans

Fannie Mae Retirement Plan

The Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law (the “Fannie Mae Retirement Plan”) provides benefits for those employees who are not covered by the federal Civil Service retirement law. Normal retirement benefits are computed on a single life basis using a formula based on final average annual earnings and years of credited service. Participants are fully vested when they complete five years of credited service. In addition, the Fannie Mae Retirement Plan is coordinated with Social Security Covered Compensation as defined in Internal Revenue Service regulations. Since 1989, provisions of the Internal Revenue Code of 1986, as amended, have limited the amount of annual compensation that may be used for calculating pension benefits and the annual benefit that may be paid. For 2003, the statutory compensation and benefit caps were $200,000 and $160,000, respectively. Before 1989, some employees accrued benefits based on higher income levels. For employees who retire before age 65, benefits are reduced by stated percentages for each year that they are younger than 65.

The covered executives have approximately the following years of credited service: Mr. Levin, 23 years; Mr. Howard, 22 years; Mr. Raines, 12 years; Mr. Donilon, 4 years; and Mr. Mudd, 4 years.

The benefits under the Fannie Mae Retirement Plan are not subject to deductions for social security benefits or other offset amounts.

Supplemental Pension Plans

Fannie Mae adopted the Supplemental Pension Plan to provide supplemental retirement benefits to employees who do not participate in the Executive Pension Plan and whose salary exceeds the statutory compensation cap applicable to the Fannie Mae Retirement Plan or whose benefit under the Fannie Mae Retirement Plan is limited by the statutory benefit cap applicable to that Plan. Fannie Mae adopted the 2003 Supplemental Pension Plan to provide similar additional benefits to Fannie Mae officers based on the annual cash bonus received by an officer, but limited to 50 percent of the officer’s salary.

The benefits under the Fannie Mae supplemental pension plans are not subject to deductions for social security benefits or other offset amounts.

The following table shows the estimated annual benefits that are payable under the Fannie Mae Retirement Plan and, if applicable, the supplemental pension plans to an employee who does not participate in the Executive Pension Plan and who turned 65 and retired on January 1, 2004, using years of service accrued through January 1, 2004.

Fannie Mae Retirement Plan and Supplemental Pension Plans

Final Average Annual Earnings	Estimated Annual Pension for Representative Years of Service
	10	15	20	25	30	35

$50,000	$7,800	$11,701	$16,506	$21,311	$26,116	$30,921
100,000	17,800	26,701	36,506	46,311	56,116	65,921
150,000	27,800	41,701	56,506	71,311	86,116	100,921
200,000	37,800	56,701	76,506	96,311	116,116	135,921
250,000	47,800	71,701	96,506	121,311	146,116	170,921
300,000	57,800	86,701	116,506	146,311	176,116	205,921
350,000	67,800	101,701	136,506	171,311	206,116	240,921
400,000	77,800	116,701	156,506	196,311	236,116	275,921
450,000	87,800	131,701	176,506	221,311	266,116	310,921
500,000	97,800	146,701	196,506	246,311	296,116	345,921
550,000	107,800	161,701	216,506	271,311	326,116	380,921
600,000	117,800	176,701	236,506	296,311	356,116	415,921
650,000	127,800	191,701	256,506	321,311	386,116	450,921
700,000	137,800	206,701	276,506	346,311	416,116	485,921
1,973,300	392,460	588,691	785,826	982,961	1,180,096	1,377,231

Executive Pension Plan

Fannie Mae adopted the Executive Pension Plan to supplement the benefits payable to key officers under the Fannie Mae Retirement Plan. The Compensation Committee selects the participants and determines the pension benefits for each participant. The Board of Directors approves the pension benefits for participants who are at the level of executive vice president and above. Payments are reduced by any amounts payable under the Fannie Mae Retirement Plan, any amounts payable under the Civil Service retirement system attributable to Fannie Mae’s contributions for service with it, and, in certain circumstances, any amounts attributable to employer contributions payable under a prior employer’s tax-qualified plan.

Participants are granted pension benefits ranging from 30 percent to 60 percent of the average total compensation for the three consecutive years of the participant’s last ten years of employment when total compensation was the highest. Total compensation generally is a participant’s average annual base salary, including deferred compensation, plus the participant’s other taxable compensation paid by Fannie Mae for the relevant year, up to 50 percent of annual base salary for that year.

Participants who retire before age 60 generally receive a reduced benefit. Participants typically vest fully in their pension benefit after ten years of Fannie Mae service as a participant in the Executive Pension Plan, with partial vesting usually beginning after five years. The benefit payment typically is a monthly amount equal to 1/12th of the participant’s annual retirement benefit payable during the lives of the participant and the participant’s surviving spouse. If a participant dies before receiving benefits under the Executive Pension Plan, generally his or her surviving spouse will be entitled to a death benefit that begins when the spouse reaches age 55, based on the participant’s pension benefit at the date of death.

Estimated annual benefits payable upon retirement, assuming that Fannie Mae’s corporate performance causes participants’ other compensation to equal or exceed 50 percent of annual base salary and full vesting at normal retirement age, for each of the covered executives are as follows: Mr. Raines (60 percent pension benefit), $1,085,462; Mr. Mudd (50 percent pension benefit), $559,656; Mr. Howard (50 percent pension benefit), $527,513; Mr. Donilon (40 percent pension benefit), $386,400; and Mr. Levin (40 percent pension benefit), $355,350.

Employment Arrangements

Fannie Mae’s employment agreements with Messrs. Raines, Mudd, and Howard end on June 30, 2004. Under the agreements, current salary may not be reduced and the agreements may be extended for additional periods. The Board expects to enter into new agreements with Messrs. Raines, Mudd and Howard prior to June 30, 2004.

Among other things, the agreements provide that if the officer is terminated other than for cause, is not nominated for election to the Board of Directors, is removed from his current position, if the agreement is not extended after the end of its term, if there is a material change in responsibilities, or if for any reason his employment is terminated within six months after a change in control of Fannie Mae, the officer will be entitled to receive his then current annual salary until the later of the close of the remaining term of the employment agreement or one year after its termination or nonextension (reduced, starting six months after termination, by amounts earned through other employment). Each employment agreement contains a similar provision if the officer’s employment terminates due to disability, except that the amount of annual salary will be reduced by any disability benefits received, to the extent that the benefits are attributable to payments made by Fannie Mae, and by any amounts earned through other employment, until the employment agreement expires.

If Mr. Raines dies during the term of his employment agreement, his designated beneficiary will receive a cash sum equal to two times Mr. Raines’ annual salary at the time of death. His surviving spouse will begin to receive the Executive Pension Plan surviving spouse’s benefit immediately, regardless of her age. If Mr. Mudd or Mr. Howard dies during the term of his employment agreement, the designated beneficiary or estate will receive a cash sum equal to his annual salary in effect at death.

Fannie Mae has an agreement with Mr. Levin, an executive vice president of Fannie Mae. Such agreement provides that if he is terminated for reasons other than for cause, he will continue to receive his base salary for a period of 12 months from the date of termination and will continue to be covered by Fannie Mae’s life, medical, and long-term disability insurance plans for a 12-month period, or until re-employment that provides certain coverage, whichever occurs first. Any disability benefits that the officer receives during the 12-month period will reduce the amount otherwise payable by Fannie Mae, but only to the extent the benefits are attributable to payments made by Fannie Mae.

Certain Transactions

and Relationships

During 2003, Fannie Mae was a party to certain business transactions with institutions related to directors, nominees and an executive officer. In addition, a director and an executive officer are related to employees of Fannie Mae. These transactions and employment relationships occurred in the ordinary course of business, with terms and conditions substantially the same as those with other persons. They represent an insignificant portion of Fannie Mae’s business.

The following directors and executive officers had reportable relationships in 2003.

Mr. Duberstein is Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, and is a nominee for election to the Board of Directors. The firm has provided services to Fannie Mae since 1991. During 2003, the firm provided services on an annual fixed-fee basis of $375,000 and will continue to provide similar services during 2004.

Mr. Swygert’s son is employed by Fannie Mae as a non-officer employee in Fannie Mae’s eBusiness Marketing area. Mr. Swygert is an independent director under Fannie Mae’s Corporate Governance Guidelines and the director independence standards of the NYSE.

During 2003, Fannie Mae utilized GSD&M of Austin, Texas; Public Strategies Inc. of Austin, Texas; and The Glover Park Group of Washington, DC to provide advertising and public advisory services to the corporation. Mr. Donilon’s brother had an approximately 15 percent interest in The Glover Park Group during 2003. Fees and commissions paid to The Glover Park Group in 2003 (net of amounts passed through to other service providers) were approximately $429,000. As of December 31, 2003, Mr. Donilon’s brother no longer retained any interest in The Glover Park Group.

Mr. Levin’s sister is employed by Fannie Mae as a non-officer employee in Fannie Mae’s Enterprise Systems Operations division.

PROPOSAL 2:    RATIFICATION OF AUDITORS

After evaluating their performance in 2003, the Audit Committee has selected KPMG LLP as the outside auditors of Fannie Mae for 2004. Representatives of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the proxy holders at the annual meeting to ratify the selection of KPMG LLP as Fannie Mae’s outside auditors for 2004. A majority of the votes cast at the annual meeting is required for ratification.

The following is a description of the fees paid by Fannie Mae to KPMG LLP during 2003 and 2002:

Description of Fees	Fees for the Year Ended December 31, 2003	Fees for the Year Ended December 31, 2002
Audit Fees	$2,721,300	$1,978,955
Audit Related Fees (1)	4,557,850	3,651,493

Tax Fees (2)	3,696,957	3,638,820
All Other Fees (3)(4)	0	117,890

Total Fees	$10,976,107	$9,387,158

Notes to Auditor Fees Table

(1)	For 2003, represents fees for REMIC pricing and closing letters ($4,249,600) and REMIC payment validation services ($308,250). For 2002, represents fees for REMIC pricing and closing letters ($3,293,400), REMIC payment validation services ($300,000), due diligence services on multifamily loans, and assistance with regulatory matters.
(2)	For 2003, represents fees for REMIC tax return preparation ($3,666,957), and buyup pool processing. For 2002, represents fees for REMIC tax return preparation ($3,423,820) and processing certain amortization schedules.
(3)	For 2002, represents fees for a contract and procurement processing review. During 2003 and 2002, certain Fannie Mae officers selected KPMG LLP to provide personal financial advisory services. Prior to April 2003, Fannie Mae paid KPMG LLP on behalf of the officers; since that time, Fannie Mae has reimbursed the officers for such services regardless of the provider. The table excludes fees paid by Fannie Mae to KPMG LLP on behalf of the officers of $20,900 in 2003 and $103,275 in 2002.
(4)	Fannie Mae did not engage KPMG LLP to provide advice regarding, and was not billed by KPMG LLP for any fees in respect of, financial information systems design and implementation during 2003 or 2002.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve at its November meeting all audit and permissible non-audit services to be provided by the independent auditor for the upcoming year. At this meeting, the independent auditor and management are required to present reports on the nature of the services provided by the independent auditor for the past year and the fees for such services, categorized into audit services, audit-related services, tax services and other services. In addition, management and the independent auditor are required to submit a list of proposed audit and permissible non-audit services and the estimated fees for such services for the upcoming year. After reviewing and discussing these reports, the Audit Committee approves the audit and permissible non-audit services for the upcoming year. Pre-approval for services is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and authorized fees. In the event that the fees for pre-approved services during the year exceed the authorized fees by 20 percent, then such increased fees must be pre-approved by the Audit Committee.

The Audit Committee has delegated the authority to pre-approve any audit and permissible non-audit services and fee increases that arise during the year to its current chairman, Mr. Gerrity, who is required to report any such pre-approvals at the next scheduled meeting of the Audit Committee.

In 2003, no fees were paid to the independent auditor pursuant to the de minimis exception established by the SEC and all services were pre-approved.

The Audit Committee of the Board of Directors recommends that shareholders vote for the ratification of the selection of KPMG LLP.

PROPOSAL 3:    APPROVAL OF AMENDMENT TO FANNIE MAE

EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors recommends that the shareholders approve an amendment to the Federal National Mortgage Association 1985 Employee Stock Purchase Plan (the “Plan”), which has been adopted by the Board of Directors subject to the approval of the shareholders, to increase from 41,000,000 to 50,000,000 (an increase of nine million shares) the aggregate number of shares of common stock that may be made available for purchase by employees under the Plan.

In 1985, the Fannie Mae shareholders adopted the Plan, which is available to all eligible employees of the corporation. The purpose of the Plan is to align the interests of employees and shareholders by providing employees with an opportunity to purchase shares of Fannie Mae common stock at up to a 15% discount of the fair market value of the stock during specified purchase periods.

The Board sets the terms and conditions of purchases under the Plan, including the number of available shares. In any purchase period, the maximum number of shares available for purchase by an eligible employee is the largest number of whole shares having an aggregate fair market value on the first day of the purchase period that does not exceed $25,000. The Board of Directors may increase or decrease the number and kinds of shares that may be purchased during any purchase period under the Plan. The Board may make such an adjustment only to prevent substantial dilution or enlargement by reason of any stock dividend, recapitalization, reorganization, merger, or any similar change affecting the common stock.

The shares that may be offered under the Plan may be authorized and unissued shares of common stock or treasury shares. All shares offered but not purchased under the Plan will remain available for subsequent purchase periods.

The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under such a plan, no taxable income is recognized by a participant, and no deductions allowable to Fannie Mae, upon either the grant or the exercise of the right to purchase shares under the Plan. Taxable income is not recognized by a participant until a sale or other disposition of the shares acquired under the Plan or the death of the participant.

If the participant sells or otherwise disposes of the purchased shares within two years after the first day of the purchase period in which shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Fannie Mae will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or otherwise disposes of the purchased shares more than two years after the first day of the purchase period in which the shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (2) the amount by which the fair market value of the shares on the first day of that purchase period exceeded the purchase price paid for such shares. Any additional gain upon the disposition will be taxed as a long-term capital gain. Fannie Mae will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of his or her death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (2) the amount by which the fair market value of the shares on the first day of the purchase period in which those shares were acquired exceeded the purchase price paid for such shares, will constitute ordinary income to the participant in the year of death.

Under current accounting rules, the issuance of common stock under the Plan at a 5% discount will not result in a compensation expense chargeable against Fannie Mae’s reported earnings. However, Fannie Mae must disclose, in pro forma statements to its financial statements, the combined impact of the purchase rights granted under the Plan and other noncompensatory plans would have upon the corporation’s reported earnings were they recorded as compensation expense.

In February 2003, 4,806 employees were eligible under the Plan to purchase up to 1,859,922 shares of common stock at a 5% discount on the fair market value of the common stock. In February 2004, 5,138 employees were eligible under the Plan to purchase up to 1,649,298 shares of common stock at a 5% discount on the fair market value of the common stock.

No executive officer named in the Summary Compensation Table is eligible to participate in these offerings. In addition, no executive vice presidents or senior vice presidents may participate in these offerings. In order to be eligible to participate in these offerings, an employee must be: at or below the level of vice president, scheduled to work more than 20 hours a week at Fannie Mae, and have been employed by Fannie Mae on the first day of the offering period.

Unless shareholders specify otherwise, proxies solicited by the Board of Directors will be voted by the proxy holders at the annual meeting to approve the amendment to the Federal National Mortgage Association 1985 Employee Stock Purchase Plan. A majority of the votes cast at the annual meeting will be required for approval.

The Board of Directors recommends that shareholders vote

for the approval of the amendment to Fannie Mae Employee Stock Purchase Plan.

The following table provides information related to our existing equity compensation plans.

Equity Compensation Plan Information

(as of December 31, 2003)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (#)

Equity compensation plans approved by shareholders	26,077,000	$62.78	42,847,268	(1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A	(2)

Total	26,077,000	$62.78	42,847,268

Notes to Equity Compensation Plan Information

(1)	Shareholder approved plans: 2,962,826 shares under the 1985 Employee Stock Purchase Plan and 39,884,442 shares under the Stock Compensation Plan of 2003.

(2)	Fannie Mae has no equity compensation plans that have not received shareholder approval.

PROPOSAL 4:    SHAREHOLDER PROPOSAL

Mrs. Evelyn Y. Davis, of 2600 Virginia Avenue, NW, Suite 215, Washington, DC 20037, who owns 600 shares of Fannie Mae common stock, has advised Fannie Mae that the following resolution will be presented for approval of the shareholders at the annual meeting. She has submitted the following statement in support of such resolution:

RESOLVED:

“That the stockholders of Fannie Mae, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS:

“Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 122,627,153 shares, representing approximately 15.889% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Fannie Mae’s Response

Shareholders of Fannie Mae voted overwhelmingly at the 1988 annual meeting to eliminate cumulative voting. In each of the last 15 years, they have rejected proposals similar to this one to reinstate cumulative voting.

The Board of Directors believes that the “one share, one vote” or straight voting method of electing directors results in a more efficient and unified board, a board where each director represents the interests of all shareholders.

Under the cumulative voting method for election of Fannie Mae’s directors, a shareholder would be entitled to cast votes equal to the number of shares that the shareholder owns multiplied by the number of directors to be elected. Thus, all of a shareholder’s votes could be cast for a single candidate or distributed among several nominees. If a shareholder wished, he or she could cast all 13 votes for each owned share for one candidate. This method could permit a well-organized minority shareholder bloc to concentrate votes and elect one or more candidates to the Fannie Mae Board. If this occurs, the operation of the Board could become factionalized, resulting in inefficient functioning and serious harm to corporate operations. It is for this reason that the Board recommended eliminating cumulative voting in 1988 and now, as it did in 1989, 1990, 1991, 1992, 1993, 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2002, and 2003 recommends against the reimposition of cumulative voting.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the proxy holders at the annual meeting against this proposal. A majority of the votes cast at the annual meeting is required to approve this proposal.

The Board of Directors recommends that shareholders

vote against this proposal.

Other Matters

As of the date of this proxy statement, the Board of Directors knows of no business that will come before the annual meeting other than that described in this proxy statement. If other business is properly brought before the annual meeting, the Board intends that the proxy holders will vote proxies in the accompanying form on such matters according to the judgment of the proxy holders (except for those voted by Fidelity Management Trust Company, as Trustee of the Trust established under the ESOP, and Equiserve Trust Company, N.A., the agent under the Fannie Mae Stock Compensation Plan of 1993 and Fannie Mae Stock Compensation Plan of 2003).

Shareholder Proposals and Nominations for 2005

Any shareholder proposal intended to be presented at the 2005 annual meeting must be received by Fannie Mae for inclusion in the proxy statement no later than December 24, 2004. If a shareholder wishes to present a proposal at the 2005 annual meeting and the proposal is not intended to be included in the proxy statement, the shareholder must give written notice to Fannie Mae not later than the dates set forth under Section 3.12 of Fannie Mae’s bylaws. In general, those dates are either 60 days or 90 days before the date of the 2005 annual meeting as described in the bylaws. The written notice should be sent via U.S. mail addressed to Fannie Mae Shareholder Proposal, c/o Office of the Secretary, Fannie Mae, Mail Stop 1H-2S/05, 3900 Wisconsin Avenue NW, Washington, DC 20016-2892, and must be accompanied by specific information regarding the proposal and the interest of the shareholder. If a shareholder does not comply with Section 3.12 of the bylaws, the chair of the 2005 annual meeting may declare the proposal not properly brought before the meeting. If other matters properly come before the 2005 annual meeting, the holders of proxies for the 2005 annual meeting will use discretionary voting authority with respect to such matters.

Any shareholder who wishes to nominate a director at the 2005 Annual Meeting must submit written notice not later than the dates set forth in Section 4.19 of Fannie Mae’s bylaws. In general those dates are either 60 or 90 days before the date of the 2005 annual meeting of shareholders. The written notice should be sent via U.S. mail addressed to Fannie Mae Director Nominees, c/o Office of the Secretary, Fannie Mae, Mail Stop 1H-2S/05, 3900 Wisconsin Avenue NW, Washington, DC 20016-2892.

Alternatively, any shareholder who wishes to submit a candidate for consideration by the Nominating and Corporate Goverance Committee should submit written notice to Fannie Mae Director Nominees, c/o Office of the Secretary, Fannie Mae, Mail Stop 1H-2S/05, 3900 Wisconsin Avenue NW, Washington, DC 20016-2892, by January 3, 2005.

In either case, the written notice should include (1) the name, number of shares, and contact information of the nominating shareholder, (2) the name, age, business address, and residence address of each nominee, (3) the principal occupation or employment of the nominee, (4) the number of shares of Fannie Mae stock beneficially owned by the shareholder and the nominee, (5) a description of the nominee candidate’s qualifications to serve as a director of Fannie Mae, and (6) a written consent from the nominee to being named in the proxy statement and to serve if elected, as described in Section 4.19 of the bylaws.

Cost of Annual Meeting and Proxy Solicitation

Fannie Mae pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, officers and regular employees of Fannie Mae may solicit proxies by personal interview, telephone, and similar means. No officer or employee of Fannie Mae will be specially compensated for these activities. Fannie Mae also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Fannie Mae has retained Morrow & Co. Inc., a proxy solicitation firm, to assist in the soliciting of proxies, for an estimated fee of $20,000, plus reimbursement of certain out-of-pocket expenses.

Form 10-K

If you would like to have a copy of Fannie Mae’s most recent Annual Report on Form 10-K, which contains financial and other information about Fannie Mae, Fannie Mae will send you one without charge. Write or call the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue NW, Washington, DC 20016 (telephone: 202-752-7115). Copies also are available on our Web site at www.fanniemae.com.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of reporting companies, and persons who own more than ten percent of a registered class of such company’s equity securities, to file reports of ownership and changes in ownership with the SEC and any exchange on which such company’s securities trade, and to furnish the company with copies of the forms. Based on a review of the copies of these reports furnished to us after we became an SEC registrant and on written representations of the persons required to file such documents, we believe that all of our directors and executive officers complied with these requirements during fiscal year 2003.

By Order of the Board of Directors

Thomas E. Donilon

Secretary

Dated: April 23, 2004

Washington, DC

APPENDIX A:    AUDIT COMMITTEE CHARTER

1.    Members.    The Committee shall consist of at least three directors, including a chair and such other directors as the Board shall appoint upon recommendation by the Nominating and Corporate Governance Committee, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, as determined by the Board.

2.    Purpose, duties and responsibilities.

The purpose of the Committee shall be to:

•	oversee (a) the accounting, reporting, and financial practices of the corporation and its subsidiaries, including the integrity of the corporation’s financial statements, (b) the corporation’s compliance with legal and regulatory requirements, (c) the outside auditor’s qualifications and independence, and (d) the performance of the corporation’s internal audit function and the corporation’s outside auditor; and

•	prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement.

Among its duties and responsibilities, the Committee shall:

Oversight of External Auditor Relationship

(i)	Be directly responsible for the appointment, compensation, retention and oversight of the work of the outside auditor. In this regard, the Committee shall have the sole authority to appoint and retain, and terminate when appropriate, the corporation’s outside auditor, and review and assess the activities of the outside auditor. The outside auditor shall report directly to the Committee. The corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the outside auditor.

(ii)	At least annually, consider the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain from the outside auditor a written statement delineating all relationships between the outside auditor and the corporation and any other relationships that may adversely affect the independence of the auditor. Discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor.

(iii)	At least annually, obtain and review a report by the outside auditor describing: the outside auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(iv)	Review and evaluate the lead partner of the outside auditor team. Oversee the rotation of audit engagement team partners as required by law and rules and regulations of the Securities and Exchange Commission.

(v)	Approve in advance all audit engagement fees and terms for all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been approved in advance.) Discuss with the outside auditor the planning and staffing of the audit.

(vi)	Establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include approval in advance by the Committee of all permissible non-audit services to be provided by the outside auditor. The Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non- audit services, provided that decisions to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

(vii)	Establish policies for the hiring of employees and former employees of the outside auditor.

Financial Statement and Disclosure Matters

(viii)	Review and discuss with the outside auditor: (a) the scope of the audit, the results of the annual audit examination by the auditor, any difficulties the auditor encountered in the course of its audit work, any restrictions on the scope of the outside auditor’s activities or on access to requested information, any significant disagreements with management, and additional matters required to be discussed under Statement on Auditing Standards No. 61 relating to the conduct of the audit; (b) the scope and resources of the corporation’s internal audit function; and (c) any reports of the outside auditor with respect to interim periods.

(ix)	Review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the corporation, including: (a) an analysis of the outside auditor’s judgment as to the quality of the corporation’s accounting principles; (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the corporation’s selection or application of accounting principles and financial statement presentations; and (c) the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(x)	Receive, review and discuss reports from the outside auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor; and (c) other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

(xi)	Recommend to the Board, based on the review and discussion described in paragraphs (viii) – (x) above, whether the audited financial statements should be included in the annual report on Form 10-K.

(xii)	Review earnings releases, and review and discuss generally the types of information to be disclosed and the type of presentations to be made, including the use of “non-GAAP financial measures,” in the corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. The chair of the Committee may represent the entire Committee for purposes of the review of earnings releases and such other information.

(xiii)	Review and discuss with management, the head of the internal audit department and the outside auditor the adequacy and effectiveness of: (a) the corporation’s internal controls, including any significant deficiencies in internal controls, significant changes in internal controls reported to the Committee by the outside auditor or management, and any special steps adopted in light of material control deficiencies; and (b) the corporation’s disclosure controls and procedures and management reports thereon.

(xiv)	Review and discuss with the CEO and CFO the basis for the certifications to be provided in the corporation’s Form 10-K and Form 10-Qs.

(xv)	Review and discuss with management and the outside auditor any correspondence with regulators or governmental agencies which raises material issues regarding Fannie Mae’s financial statements, financial disclosures or accounting policies.

(xvi)	Review and discuss with management the corporation’s major risk exposures, management’s policies on risk management and risk assessment, and the corporation’s compliance with those policies.

Oversight of Internal Audit Function

(xvii)	Oversee and discuss the internal auditing activities and performance, including the appointment, and replacement when appropriate, of the head of the corporation’s internal audit department, the internal audit charter, and the budget and staffing for the internal audit department. Discuss with the head of the corporation’s internal audit department the scope and performance of the internal audit function, including a review of the annual internal audit plan, and whether there are any restrictions or limitations on the department.

(xviii)	Obtain periodic reports from the head of the internal audit department regarding internal audit findings and the corporation’s progress in remedying any material control deficiencies.

Compliance Oversight Responsibilities

(xix)	Review and discuss the status of compliance with accounting, legal, regulatory, tax, and other developments of major significance to the corporation, and oversee the corporation’s responses to any regulatory examination or other inquiry.

(xx)	Review and discuss Fannie Mae’s Code of Business Conduct (“Code”) and the activities of management’s Corporate Compliance Advisory Committee, including the monitoring of compliance with the Code and any significant violations of the Code.

(xxi)	Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting or auditing matters.

(xxii)	Meet with representatives from the Office of Federal Housing Enterprise Oversight as required.

Other Duties

(xxiii)	Annually evaluate the performance of the Committee, and reassess the adequacy of the Committee charter and submit any recommended changes to the Board for approval.

(xxiv)	Make regular reports to the Board on the Committee’s activities. These reports generally shall occur at the next Board meeting following each Committee meeting or at such other times as the Committee deems appropriate.

(xxv)	Perform such other duties as the Board or the Committee considers appropriate.

3.    Outside advisors.    The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions. The corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisor retained by the Committee.

4.    Meetings.    The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but not less than quarterly, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee shall meet separately in executive session, periodically, with each of management, the head of the internal audit department, and the outside auditor.

5.    Subcommittees.    In its discretion, the Committee may establish subcommittees consisting of one or more members, who shall report on their activities at the next meeting of the Committee.

APPENDIX B:    CORPORATE GOVERNANCE GUIDELINES

The Role of the Board and Management

The Board of Directors oversees the management of the corporation and its business. The Fannie Mae Board of Directors represents the interests of the company’s stockholders, the owners of the corporation, in optimizing long-term value by providing the company guidance and strategic oversight on the stockholders’ behalf. The paramount duty of the Board of Directors is to select a well-qualified and ethical Chief Executive Officer (CEO) and to diligently oversee the CEO and other senior management in the operation of the corporation. In addition, the Board performs the following specific functions, among others:

•	Selects, compensates and evaluates the chief executive officer and plans for management succession

•	Oversees election, retention, and compensation of qualified senior executives

•	Reviews and approves the corporation’s strategic plan and the annual operating plans, budget, and corporate performance

•	Advises management on significant issues facing the corporation

•	Reviews and approves significant corporate actions

•	Oversees the financial reporting process, communications with external stockholders, and the corporation’s legal and regulatory compliance program

•	Nominates directors and oversees effective corporate governance

It is the responsibility of management, in the exercise of their fiduciary duty to the company and its stockholders, to run the corporation’s business in an effective and ethical manner. The CEO is the leader of management and vested with the authority to make final decisions on behalf of management.

The Corporate Governance Guidelines

These Corporate Guidelines have been developed by Fannie Mae’s Nominating and Corporate Governance Committee and formally adopted by the Board of Directors. These guidelines (along with the charters of the Board Committees as well as the company’s Bylaws, its Employee Code of Business Conduct and Directors’ Code of Conduct and Ethics and Conflict of Interests Policy) are published on Fannie Mae’s corporate website, www.fanniemae.com and are available in print to any stockholder who requests them.

Board Composition, Size and Membership Criteria

The Fannie Mae Board consists of eighteen persons, five of whom are appointed annually by the President of the United States, and the remainder of whom are elected annually by the stockholders at the company’s Annual Meeting of Stockholders. It is the policy of the Board that a substantial majority of the Fannie Mae directors will be independent, in accordance with the standards adopted by the Board. Currently, more than two-thirds of the Board consists of independent directors.

It is the responsibility of the Nominating and Corporate Governance Committee to identify and evaluate prospective stockholder-elected candidates for the Board. The Committee will seek out Board members who possess the highest personal values, judgment and integrity; an understanding of the regulatory and policy environment in which the corporation does its business; and diverse experience in the key business, financial and other challenges that face a major American enterprise. Stockholders may submit written recommendations for nominees directly to the Chairman of the Nominating and Corporate Governance Committee of the Board in care of the Office of the Secretary of the corporation. The Chairman of the Nominating and Corporate Governance Committee formally invites new director candidates to stand for election to the Board.

In considering stockholder-elected members of the Board for re-nomination, the Nominating and Corporate Governance Committee takes into consideration: (i) a director’s contribution to the effective functioning of the corporation; (ii) any change in the director’s principal area of responsibility with his or her company or in his or her employment; (iii) the director’s retirement from his or her principal area of responsibility with his or her company; (iv) whether the director continues to bring relevant experience to the Board; (v) whether the director has the ability to attend meetings and fully participate in the activities of the Board; (vi) whether the director has developed any relationships with Fannie Mae or another organization, or other circumstances have arisen, that might make it inappropriate for the director to continue serving on the Board; and (vii) the director’s age and length of service on the Board.

Directors are required to inform the Nominating and Corporate Governance Committee of any changes in employment responsibilities in order for the Committee to determine whether it is appropriate to re-nominate the Board member for continuing Board service. Generally, a director will not be re-nominated after having served for ten years, although the Nominating and Corporate Governance Committee may for good reason propose the re-nomination of such a director. No director will be proposed for re-nomination after 15 years of Board service. This policy is applied on a gradual basis so that turnover of a significant number of seats on the Board in any one year is limited.

A Board member generally must retire at the Annual Meeting of Shareholders following his or her 70th birthday, except that a director first nominated after age 67 may be re-nominated at up to the next five Annual Meetings.

Unless otherwise requested by the Board, the Chairman and CEO will cease to be a member of the Board of Directors at the termination of his or her employment as CEO. Management directors must obtain approval from the Nominating and Corporate Governance Committee before accepting a seat on the Board of another for-profit organization. Non-management directors must notify the Nominating and Corporate Governance Committee before accepting a seat on the Board of another for-profit organization, and the Committee will determine, in its judgment, whether such service will interfere with the director’s service on the Fannie Mae Board. Unless authorized by the Nominating and Corporate Governance Committee, directors may not serve on the Board of Directors of more than six public companies. Audit Committee members may not serve on the audit committees of more than three public companies.

Director Independence

The Board, with the assistance of the Nominating and Corporate Governance Committee, on an annual basis, reviews the independence of all directors. The Board affirmatively makes a determination as to the independence of each director, and Fannie Mae discloses those determinations. Under the definition of “independence” adopted by the Board, which meets and in some respects exceeds the definition of independence adopted by the New York Stock Exchange, an “independent director” must be determined to have no material relationship with Fannie Mae, either directly or through an organization that has a material relationship with Fannie Mae. A relationship is “material” if, in the judgment of the Board, it would interfere with the director’s independent judgment. In addition, an Audit Committee member also must be “independent” within the meaning of the New York Stock Exchange’s listing requirements for audit committees. To assist it in determining whether a director is independent, the Board has adopted the guidelines set forth below:

•	A director will not be considered independent if, within the preceding five years:

i.	the director was employed by Fannie Mae; or

ii.	an immediate family member of the director was employed by Fannie Mae as an executive officer.

•	A director will not be considered independent if, within the preceding five years:

i.	the director was affiliated with or employed by Fannie Mae’s outside auditor; or

ii.	an immediate family member of the director was affiliated with or employed in a professional capacity by Fannie Mae’s outside auditor.

•	A director will not be considered independent if, within the preceding five years:

i.	the director was employed by a company at a time when a Fannie Mae executive officer sat on that company’s compensation committee; or

ii.	an immediate family member of the director was employed as an officer by a company at a time when a Fannie Mae executive officer sat on that company’s compensation committee.

•	A director will not be considered independent if, within the preceding five years:

i.	the director received any compensation from Fannie Mae, directly or indirectly, other than fees for service as a director; or

ii.	an immediate family member of the director received any compensation from Fannie Mae, directly or indirectly, other than compensation received for service as a non-executive employee of Fannie Mae.

•	A director will not be considered independent if:

i.	the director is an executive officer, employee, controlling shareholder, or partner of a corporation or other business entity that does or did business with Fannie Mae and to which Fannie Mae made, or from which Fannie Mae received, payments within the preceding five years that, in any single fiscal year, were in excess of $1 million or 2 percent of the entity’s consolidated gross annual revenues, whichever is greater; or

ii.	an immediate family member of the director is an executive officer of a corporation or other business entity that does or did business with Fannie Mae and to which Fannie Mae made, or from which Fannie Mae received, payments within the preceding five years that, in any single fiscal year, were in excess of $1 million or 2 percent of the entity’s consolidated gross annual revenues, whichever is greater.

•	A director will not be considered independent if the director or the director’s spouse is an executive officer, employee, director, or trustee of a nonprofit organization to which Fannie Mae or the Fannie Mae Foundation makes payments in any year in excess of 5 percent of the organization’s consolidated gross annual revenues, or $100,000, whichever is less. (Amounts that the Fannie Mae Foundation contributes under Fannie Mae’s matching gifts program are not included in the payments calculated for purposes of this standard). The Nominating and Corporate Governance Committee also will administer standards concerning any charitable contribution to organizations otherwise associated with a director or any spouse of a director. The corporation shall be guided by the interests of the company and its stockholders in determining whether and the extent to which it makes charitable contributions.

•	Where the guidelines above do not address a particular relationship, the determination of whether the relationship is material, and whether a director is independent, will be made by directors who satisfy the independence guidelines set forth above, based upon the recommendation of the Nominating and Corporate Governance Committee.

The Board may determine that, in its judgment, a director that does not meet these guidelines nonetheless, under all the facts and circumstances, does not have a relationship with Fannie Mae that would interfere with the director’s independent judgment. The Board will disclose the basis for any such determination in the company’s next proxy statement for the election of directors.

Board Meetings

The Fannie Mae Board meets at least seven times per year. In addition to regularly scheduled meetings, unscheduled Board meetings may be called with adequate notice, if needed. Directors are expected to attend in person all regularly scheduled Board meetings and the Annual Meeting of Shareholders. The presence of a majority of the incumbent directors at the time of any meeting constitutes a quorum for the transaction of business, and the act of a majority of such directors present at a meeting at which a quorum is present constitutes the act of the Board. Directors may not vote or participate by proxy. The Board may act by unanimous written consent of all incumbent directors. The Chairman and CEO, in consultation with the Chairs of the Board’s committees, determines the agenda for Board meetings. Directors will be asked regularly by the Chairman of the Nominating and Corporate Governance Committee to evaluate the information being provided to the Board and to submit suggestions for Board agenda items.

Fannie Mae’s non-management directors meet in executive session on a regular basis. Time for an executive session will be placed on the agenda for every regular Board meeting. The Chairman of the Nominating and Corporate Governance Committee will serve as the presiding director of these sessions. Board dinners are scheduled quarterly each year to give Board members an opportunity to informally discuss Fannie Mae issues.

Board Materials

Directors are expected to review and devote appropriate time to studying Board materials. Materials for meetings are generally delivered five to seven business days in advance of each Board and committee meeting. In certain cases, due to the sensitive nature of a matter, presentations are provided only at the Board or committee meeting.

Committees

The current standing Board committees are the Executive, Assets and Liabilities Policy, Audit, Compensation, Nominating and Corporate Governance, and Housing and Community Development Committees. The bylaws give the Board authority to create additional committees. Each Committee has a written charter setting forth the responsibilities, duties and authorities of the Committee. The full Board reviews and approves Committee charters.

The Audit, Compensation, and Nominating and Corporate Governance Committees consist solely of independent directors. Committee assignments, including the designation of Committee Chairs, are made annually by Board resolution, based on recommendations from the Nominating and Corporate Governance Committee. Assignments are made based on a combination of factors including each individual Board member’s expertise and the needs of the corporation.

Each committee meets periodically for an appropriate length of time based on the specific meeting agenda. Generally, the regular annual committee schedule is as follows: Executive, as needed; Audit, at least six times a year; Assets and Liabilities Policy, at least four times a year; Compensation, at least three times a year; Nominating and Corporate Governance, at least four times a year; and Housing and Community Development, at least three times a year. Additional committee meetings are scheduled as needed. Committee agendas are developed by the Committee Chair in consultation with the appropriate members of management and with the input of other directors. Directors are expected to attend in person all regularly scheduled committee meetings. Participation by telephone is permitted in exigent circumstances. Each Committee Chair makes a report on committee matters to the Board of Directors at the next scheduled Board meeting.

Director Access to Management and Outside Advisors

The corporation’s senior management team attends Board meetings on a regular basis, both to make special presentations and as a discussion resource, and is available directly to Board members outside of meetings.

The Board and its committees (consistent with the provisions of their respective charters) have the authority to retain such outside counsel, experts, and other advisors as they determine necessary to assist them in the performance of their functions.

Communications with the Board

To facilitate the ability of interested parties to communicate their concerns or questions, Fannie Mae will publish on its website and in its proxy statement a mailing address and an e-mail address for communications directly with the Board of Directors. Communications may be addressed to a specific director or directors, or to independent directors as a group. The office of the Secretary is responsible for processing all the communications to the relevant director or directors. All communications will be forwarded directly to the appropriate Board member(s). In addition, Fannie Mae will publish on its website and in its proxy statement a procedure for communicating with the Audit Committee regarding accounting, internal accounting controls or auditing matters.

Director Compensation

Director compensation is a mix of cash, options, and restricted stock. Vesting over a period of years, director equity compensation is designed to align director interests with stockholders’ long-term value. Non-management directors’ total compensation is targeted to be consistent with the compensation philosophy applicable to senior management. The Nominating and Corporate Governance Committee is responsible for recommending compensation for non-management directors on the Board and reviews non-management director compensation once a year. Management directors do not receive additional compensation for Board service.

Director Orientation and Continuing Education

New directors participate in an orientation program to assist in familiarizing them with Fannie Mae’s business and their responsibilities as directors. The Secretary of the corporation is responsible for providing the orientation program to new directors. The orientation program addresses at a minimum Fannie Mae’s corporate powers and limitations; an overview of Fannie Mae’s business; the housing finance industry; key corporate performance indicators; strategic goals, risks, and the Fannie Mae workforce; and technological change in the industry. Orientation sessions are also provided to new members of Board committees. Fannie Mae supports directors’ periodic participation in continuing education programs to assist them in performing their Board responsibilities. In addition, the corporation conducts in-house director education programs on relevant topics.

Board Performance Evaluation

The Board’s performance can have an important effect on the overall, long-term business performance of the corporation. The Board conducts an annual self-evaluation to assess its effectiveness, on the basis of criteria developed by the Nominating and Corporate Governance Committee and approved by the Board. Each of the Board’s committees conducts an annual self-evaluation. The ability of individual directors to contribute to the Board is assessed in connection with the re-nomination process.

Management Evaluation and Succession

The Compensation Committee conducts an annual review of the performance of the corporation and the Chairman of the Board and CEO and senior management. The Chairman of the Board and CEO and other management directors are not present when the Committee meets to evaluate their performance. The Committee Chair reports on that evaluation to the non-management directors of the Board. The annual performance review is based, in large part, upon ratings and commentary provided on an annual CEO Evaluation Form distributed to the entire Board. The CEO rating factors include: strategic thinking; providing vision and direction; accelerating change; intellectual honesty; integrity; motivating and developing people; teamwork and partnering; influencing ideas and initiatives; fostering diversity; and delivering results. The reviews includes the Compensation Committee’s own assessment and reflects discussions with other Board members.

On an annual basis, the Compensation Committee and the non-management members of the Board review management succession planning with the Chairman of the Board and CEO. The Chairman and CEO meets in executive session with the non-management Board on at least an annual basis to discuss succession planning for the CEO and the company’s key executives. During the Chairman of the Board’s absence or inability to act, or during the vacancy of the office, the Vice Chairman and Chief Operating Officer shall perform the duties and exercise the authority of the Chairman, until a temporary or permanent successor to the Chairman and CEO is appointed by the Board.

Codes of Conduct

Fannie Mae’s Board has adopted a Code of Business Conduct applicable to all Fannie Mae employees, which is posted on the company’s website. Each employee must annually certify compliance with the Code. The Audit Committee oversees implementation of and compliance with the Code.

The Board has adopted a Code of Business Conduct and Ethics and Conflict of Interests Policy for Members of the Board of Directors, which is posted on the company’s website. Each director must annually certify compliance with the Directors’ Code. The Nominating and Corporate Governance Committee oversees implementation and compliance with the Directors’ Code.

Implementation of the Guidelines

If the Board ascertains at any time that any of the guidelines set forth herein are not in full force and effect, the Board shall take such action as it deems necessary to assure full compliance.

3900 Wisconsin Avenue, NW Washington, DC 20016

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—May 25, 2004

I/we, by signing this proxy card, hereby appoint STEPHEN B. ASHLEY, THOMAS P. GERRITY, and JOE K. PICKETT, and each of them, proxies, with full power of substitution, to vote my/our stock at the Annual Meeting of Shareholders of Fannie Mae on May 25, 2004 at 10 A.M. (local time) at the Park Hyatt Chicago, 800 North Michigan Avenue, Chicago, Illinois, and at any adjournments, as fully as I/we could if personally present, on the matters of election of directors, ratification of the selection of auditors, approval of an amendment to the Fannie Mae Employee Stock Purchase Plan, and one stockholder proposal, as more fully described in the Proxy Statement, and upon any other matter that may come before such meeting.

This card also provides voting instructions for the shares held in various employee stock benefit plans as described in the Proxy Statement. You may receive more than one set of proxy materials. Please sign and return all cards you receive.

Nominees for the Election of Directors are:

(01) S.B. Ashley, (02) K.M. Duberstein, (03) T.P. Gerrity, (04) T. Howard (05) A. Korologos, (06) F.V. Malek, (07) D.B. Marron, (08) D.H. Mudd, (09) A.M. Mulcahy, (10) J.K. Pickett, (11) L. Rahl, (12) F.D. Raines, and (13) H.P. Swygert

(Continued and to be signed on the reverse side)

PLEASE FOLD AND DETACH HERE

P R O X Y

☒ Please mark your votes as in this example

The Directors Recommend a Vote FOR All Nominees in Item 1, FOR Item 2 and FOR Item 3							The Directors Recommend a Vote AGAINST Item 4

1. Election of Nominees as Directors: (See reverse)	FOR ☐	WITHHELD ☐	2. Ratification of the Selection of Auditors 3. Approval of an amendment to the Fannie Mae Employee Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. Stockholder Proposal to Reinstate Cumulative Voting	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy is Solicited on Behalf of the Board of Directors

This proxy when properly executed will be
voted in the manner directed herein by the
undersigned stockholder. Unless the
stockholder specifies otherwise, the shares
represented here will be voted in accordance
with the recommendations of the Directors set
forth above.

Signature(s)	Date

<    PLEASE FOLD AND DETACH HERE    <

Your vote is important. You may vote the shares held in this account in any one of the following three ways:

•	Vote by mail. Complete, date, sign and mail your proxy card (above) in the enclosed postage-paid envelope.

•	Vote by phone. Call toll-free, 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week from the U.S. and Canada to vote your proxy.

•	Vote by Internet. Access the Web site at http://www.eproxyvote.com/fnm 24 hours a day, 7 days a week.

If you vote by phone or via the Internet, please have your social security number and proxy card available. The sequence of numbers appearing in the box above, just below the perforation, and your social security number are necessary to verify your vote. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned this proxy card.

If you vote by phone or vote using the Internet, there is no need for you to mail back your proxy card.

THANK YOU FOR VOTING

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FEDERAL NATIONAL MORTGAGE ASSOCIATION

1985 EMPLOYEE STOCK PURCHASE PLAN

(as amended through January 2003)

(Attached for filing pursuant to item 10(c)(3) of the SEC’s proxy rules.)

FEDERAL NATIONAL MORTGAGE ASSOCIATION

1985 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.    The purpose of the Federal National Mortgage Association 1985 Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for eligible employees of the Federal National Mortgage Association (the “Company”) and of its designated subsidiaries to purchase shares of the Company’s common stock (“Common Stock”) and to encourage such employees to continue in the employ of the Company or such subsidiaries. It is intended that the Plan constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1954, as amended (the “Code”).

2. Offerings Under the Plan.    From time to time within the limits of the Plan, the Board of Directors of the Company (the “Board”) may determine that shares of Common Stock will be made available for purchase through offerings thereof made by the Company under the Plan. Such offerings shall be restricted to eligible employees of the Company and of its designated subsidiaries. The Board may from time to time designate the subsidiaries of the Company (including corporations that become subsidiaries of the Company after the date the Plan is approved by the Company’s stockholders pursuant to Section 21) whose employees may participate in any offering under the Plan and shall, subject to the provisions hereof, fix the terms and conditions of each offering, including (a) the period of each offering (the “Purchase Period”), which shall not exceed twelve months, (b) the number of shares that will be available for purchase, (c) the period (the “Election Period”) within which an employee must (i) elect to participate, (ii) specify the number of shares he wishes to purchase and (iii) specify the method of payment he wishes to employ, which period shall continue for at least two weeks but not more than four weeks after the commencement of the Purchase Period, and (d) such other matters as the Board shall determine. The Board shall also from time to time determine the rate of interest to be credited pursuant to Sections 8, 9 and 19(e).

3. Eligibility and Participation of Employees.    All employees of the Company and of such subsidiaries as may be designated by the Board, including officers and members of the Board who are also employees of the Company, shall be eligible to participate in the Plan upon completion of a properly executed authorization in accordance with the provisions of Section

19(a), other than: (a) any employee whose customary employment by the Company or a designated subsidiary is twenty hours or less per week, (b) any employee whose customary employment by the Company or a designated subsidiary is for not more than five months in any calendar year, (c) any employee who, as of the first day of the Purchase Period, would own stock or hold outstanding options to purchase stock, possessing in the aggregate (as determined under Sections 423 and 425 (d) of the Code) 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary, (d) any employee if the grant of an option hereunder would permit his rights to purchase stock under this Plan and under all other employee stock purchase plans, if any, of the Company and its subsidiaries to accrue (as determined under Section 423 of the Code) at a rate which exceeds $25,000 of fair market value of such stock, determined at the time such option is granted, for each calendar year in which such option is outstanding at any time, and (e) any class of employees designated by the Board as ineligible to participate in any offering under the Plan, provided that such designation must be in compliance with Section 423(b)(4) of the Code and the regulations thereunder. All employees offered shares of Common Stock under the Plan shall have the same rights and privileges to the extent required by the Code and the Treasury regulations.

4. Number of Shares Purchasable.    Subject to increase or decrease as provided in Section 12, the minimum number of shares that may be purchased by any eligible employee under an offering shall be ten (or such other number as shall be determined by the Board for a particular offering), the maximum number shall be determined by the Board but shall not be more than 3,600 (300 prior to October 1989 split and 900 prior to January 1996 split) and the number of shares that may be purchased by an eligible employee under an offering, if more than ten, shall be a multiple of ten (or such other minimum number of shares that shall be determined by the Board for a particular offering). The Board shall provide for each offering that the maximum number of shares that may be purchased shall either be the same for all eligible employees or shall be based upon a uniform relationship to the annual rate of regular basic salary of each such employee in effect at the commencement of the Purchase Period for such offering (including any such salary deferred by the employee under the Federal National Mortgage Association Optional Deferred Compensation Plan), excluding overtime, bonuses, incentive compensation, and contributions made by the Company or any subsidiary to any employee benefit plan maintained by the Company or any subsidiary.

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5. Shares Subject To The Plan.    The shares which may be offered under the Plan may be authorized and unissued Common Stock or Common Stock reacquired by the Company and held in its treasury. The aggregate number of shares of Common Stock, which may be made available for purchase by participants under the Plan is 41 million (3 million prior to October 1989 split, 9 million prior to the January 1996 split and 36 million prior to the May 1999 amendment approved by shareholders), except as such number may be increased or decreased pursuant to Section 12. All shares offered under an offering under the Plan and for any reason not purchased, as well as all shares not previously offered, will be available for subsequent offerings under the Plan.

6. Price.    The price at which the shares may be purchased in any offering under the Plan shall be established by the Board, in its discretion, at between 85% and 100%, inclusive, of the Fair Market Value of the stock on the first day of the Purchase Period. As used in this Section 6, “Fair Market Value” shall be the mean between the high and low selling prices of the Common Stock, as reported in the table entitled “NYSE—Composite Transactions” contained in The Wall Street Journal, or any successor means of providing the same information, on the date as of which the Common Stock is to be valued or, if the Common Stock shall not have been traded on the New York Stock Exchange on such date, such mean price as reported in such table on the first day prior thereto on which the Common Stock was traded.

7. Method of Payment.

(a) Except as provided in Section 7(b), shares purchased under the Plan will be paid for by payroll deductions during the Purchase Period. As soon as practicable after the commencement of the Purchase Period for each offering, the Benefit Plans Committee (the “Committee”) shall adopt a schedule of the periodic payroll deductions required to be made in order to accumulate an amount sufficient to pay for the number of shares that is available for purchase during such offering. The amounts so deducted shall be held in an account maintained by the Company for each participant (an “Account”). At the end of the Purchase Period, the purchase price of the shares each participant elected to purchase during the Election Period shall be charged to each such participant’s Account.

(b) In lieu of payroll deductions any participant who has elected in accordance with Section 19(a) to pay by the method specified in this Section 7(b) shall deliver to the Committee or its designee payment in one of the following forms: (1) a certified check

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payable to the Company; (2) a cashier’s check payable to the Company; or (3) a check (i) prepared by the Federal National Mortgage Association Credit Union (“Credit Union”), (ii) of which the Credit Union is the payor and, (iii) that is payable to the Company or to the employee and endorsed over to the Company. All checks shall be payable in an amount equal to the full purchase price for the number of shares that he elected to purchase under such offering. Such check shall be delivered to the Committee or its designee during the time period starting with the day that is four weeks prior to the end of the Purchase Period and ending with the day that is one week prior to the end of such period. The failure of any such participant to deliver payment in the manner and during the time period specified in this Section 7(b) shall be treated as a cancellation of his election to purchase shares.

8. Right of Cancellation.    Each participant or the legal representative of a participant who has died may, by signing and delivering written notice to the Committee or its designee, on a form specified for such purpose by the Committee or its designee, not later than the day which is one week prior to the last day of the Purchase Period of an offering, cancel his election to purchase shares under such offering and in such case the entire value of the Account of such participant, including interest accrued to the date of repayment, or the amount paid pursuant to Section 7(b), without interest, shall be repaid to him or his legal representative as promptly as practicable. Notwithstanding the foregoing, in the case of a participant whose employment terminates prior to the end of the Purchase Period for any offering because of his retirement, permanent disability, or death and who has not theretofore made a timely lump sum payment for the purchase of shares in accordance with Section 7(b), such cancellation may be made not later than the day which is three months after the date of such termination. Notwithstanding any other provision of the Plan, cancellations with respect to shares that have already been issued pursuant to Section 10 shall not be permitted. A participant or his legal representative who cancels his election to purchase shares under an offering shall not again be eligible to elect to purchase shares under such offering.

9. Rights on Termination of Employment or Death.    If the employment of any participant shall terminate prior to the end of the Purchase Period for any offering because of his retirement, permanent disability or death, such participant or the legal representative of a participant who has died may, within three months after the date of the participant’s termination, purchase the number of shares the participant had elected to purchase in such

4

offering by delivering to the Committee or its designee a certified check (or other negotiable instrument acceptable under Section 7(b)) payable to the Company in an amount which, when added to the amounts, if any, in such participant’s Account prior to such participant’s termination, will be sufficient to cover the purchase price of such number of shares as determined under Section 6. Notwithstanding the foregoing, no such purchase may be made prior to the later of (i) the date the Plan is approved by the stockholders of the Company and (ii) the date the Company receives a favorable ruling from the Internal Revenue Service (“the IRS”) as to the status of the Plan under Section 423 of the Code, both as described in Section 21. If no such purchase is timely made, if pursuant to the immediately preceding sentence such purchase may not be made, or if the participant or his legal representative makes a timely cancellation of his election to purchase shares, pursuant to Section 8, the Company, as promptly as practicable, shall pay to such participant or to the legal representative of a participant who has died the entire value of the Account of such participant, if any, including interest accrued to the date of repayment, and any additional amount paid pursuant to the first sentence of this Section 9, without interest. If a participant whose employment is terminated because of his retirement, permanent disability or death has theretofore made a timely lump sum payment for the purchase of shares in accordance with Section 7(b), such shares shall be issued to him or his legal representative as provided in Section 10, unless, pursuant to Section 8, he or his legal representative makes a timely cancellation of his election to purchase shares, in which case the provisions of Section 8 shall apply. If the employment of any participant shall terminate prior to the end of the Purchase Period for any offering for any reason other than his retirement, permanent disability or death, or if any participant is employed by a subsidiary designated by the Board, pursuant to Section 2, at the time it ceases, prior to the end of such Purchase Period, to be a subsidiary, such participant may not purchase the shares he has elected to purchase and the Company, as promptly as practicable, shall pay to such participant the entire value of the Account of such participant, including interest accrued to the date of repayment, or the amount paid pursuant to Section 7(b), without interest.

10. Issue of Shares.    Shares purchased under the Plan shall be issued as soon as practicable after the end of the Purchase Period applicable to such shares (including any extension thereof permitted in accordance with Section 9) or, if earlier, after the payment,

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pursuant to Section 9, of the full purchase price for such shares upon the retirement, permanent disability, or death of a participant. Notwithstanding any other provision of the Plan, no participant shall have any rights as a stockholder with respect to any shares which he may purchase under the Plan prior to the date of issuance to him of such shares.

11. Assignability.    No assignment or transfer (except by will or the laws of descent and distribution) by an employee or former employee, and no assignment or transfer by an employee’s or former employee’s legal representatives, of any option, election to purchase shares, funds in an Account, or any other interest under this Plan or under any Account may be made nor will be recognized. During an employee’s lifetime, the right to purchase shares granted to the employee shall be exercisable only by him.

12. Adjustments in Event of Change in Common Stock.    In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination or exchange of shares, or rights offering to purchase Common Stock at a price which the Board in its sole discretion determines to be substantially below fair market value, or of any similar change affecting the Common Stock, the number or kind of shares, or both, which thereafter may be sold under the Plan and the number or kind of shares, or both, which may be purchased under any outstanding offering or any future offering and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

13. Administration of the Plan.    The Plan shall be administered by the Committee. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan.

14. Compliance With Government Law and Regulations.    The Plan, each offering thereunder, and the obligation of the Company to sell and deliver Common Stock thereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification of such shares under, and the

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obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

15. Sale of Shares Purchased Under the Plan.    It is the hope of the Company that Common Stock purchased under the Plan will be held for investment and not for resale. However, nothing contained in the Plan shall restrict any employee from selling any Common Stock purchased under the Plan at any time he chooses, subject to the policies set by the Board from time to time regarding purchase and sale of stock by employees. Each employee shall assume the risk of any market fluctuations in the price of Common Stock purchased by him under the Plan.

16. Company’s Payment of Expenses Related to the Plan.    The Company will bear all expenses incurred in administering the Plan, including expenses of issuing Common Stock purchased under the Plan.

17. Taxes.    Notwithstanding any other provision of the Plan, the Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

18. Plan and Rights to Purchase Common Stock Not to Confer Right With Respect to Continuance of Employment.    The Plan and any right to purchase Common Stock granted under the Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

19. General.

(a) Each eligible employee may enroll in any offering under the Plan by signing and delivering to the Committee or its designee during the Election Period a written instrument in a form determined by the Committee or its designee (an “Authorization”):

(i)	indicating his election to participate in such offering;

(ii)	specifying the number of shares that he elects to purchase at the end of the Purchase Period for such offering;

(iii)	specifying the method by which he elects to pay for the shares to be purchased and, if payroll deductions are elected, authorizing regular

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payroll deductions from his compensation in such amount (based upon the number of shares that such employee elects to purchase in any offering) as shall be set forth in the schedule of payroll deductions for such offering adopted by the Committee pursuant to Section 7;

(iv)	specifying the exact name or names in which the shares he purchases are to be issued, which shall be the name of the employee or the names of the employee and his or her spouse; provided, however, that such specification may be changed by a participant not later than the day which is one week prior to the last day of the Purchase Period by a written instrument in a form determined by the Committee or its designee and filed with the Committee or its designee; and

(v)	agreeing to be bound by the terms of the Plan.

Unless the employee withdraws from the Plan in accordance with the provisions of the Plan, his Authorization so filed shall continue in effect throughout the Purchase Period of the offering to which it relates.

(b) Any adjustments necessary to accumulate the necessary funds to purchase the number of shares that a participant has elected to purchase in any offering by payment in accordance with Section 7(a) shall be made by appropriate adjustments in payroll deductions during the four weeks immediately preceding the end of the Purchase Period.

(c) Only full shares of Common Stock may be purchased. The Company shall promptly refund any balance remaining in a participant’s Account, without interest, after the purchase of the shares he has elected to purchase in any offering.

(d) Each eligible employee who elected to purchase shares through payroll deduction and who continues to be a participant in the Plan on the last day of the Purchase Period of any offering shall be deemed to have purchased from the Company such number of full shares of Common Stock available for purchase under the Plan as the balance of his Account on such day will pay for at the purchase price determined in accordance with Section 6.

(e) If at any time shares of Common Stock under the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the number of

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shares they have elected to purchase under the current offering and the Plan shall automatically terminate. Upon such termination or any other termination of the Plan, all Accounts, and interest thereon accrued to the date of repayment, and all amounts paid pursuant to Sections 7(b) and 9, without interest, not used to purchase Common Stock will be refunded to the participants (or the legal representatives of participants who have died) on whose behalf they are held.

(f) If the last day prescribed by the Plan or pursuant to an offering under the Plan for performing any act falls on a day which is not a regular business day of the Company, to be timely such act must be performed no later than the last regular business day of the Company before such last day.

20. Amendment or Discontinuance.    The Board may amend, discontinue or terminate the Plan at any time; provided, however, that except as provided in Section 12, any action of the Board increasing the number of shares which may be offered under the Plan pursuant to Section 5 shall be subject to the approval of the stockholders of the Company entitled to vote thereon. The Board delegates to the Committee the authority to make any amendment to the Plan that may be necessary or appropriate to facilitate the administration, management, and interpretation of the Plan or to conform the Plan thereto or that may be necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of Section 423(b) of the Code or any other applicable section of law, provided any such amendment does not significantly affect the cost to the Employer of maintaining the Plan. No amendment, discontinuance or termination of the Plan shall alter or impair any rights outstanding at the time of such amendment, discontinuance or termination to purchase shares pursuant to any offering hereunder. The Plan will terminate in any event when all of the shares available for purchase under the Plan have been issued.

21. Effective Date of the Plan.    The effective date of the Plan shall be January 1, 1985, subject to the approval of the Plan by stockholders of the Company holding not less than a majority of the shares present and voting at the Company’s 1985 Annual Meeting, and subject to receipt of a ruling from the IRS that the Plan is an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such Annual Meeting or to the receipt of such ruling, or both, the Board may make shares of Common Stock available for purchase as

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provided herein subject to receipt of such subsequent stockholder approval and ruling; provided, however, that no shares shall be issued under the Plan prior to such subsequent stockholder approval and the receipt of such ruling. Notwithstanding any other provision of the Plan, in the event that such subsequent stockholder approval or ruling is not obtained, the Plan and any offering thereunder shall terminate, and any option or election to purchase shares granted thereunder shall be cancelled. Upon such termination, all Accounts under the Plan and all amounts paid pursuant to Sections 7(b) and 9 shall be repaid in accordance with the provisions of Section 19(e).

22. Governing Law.    This Plan shall be governed by the laws of the District of Columbia.

23. Gender and Number.    Whenever used in this Plan the masculine gender shall include the feminine, and the singular shall include the plural, unless the context indicates otherwise.

24. Captions.    The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan.

25. Name.    The Plan shall be known as the “Federal National Mortgage Association 1985 Employee Stock Purchase Plan.”

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APPENDIX TO

EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Benefit Plans Committee (the “Committee”) was authorized by the Board of Directors at its meeting on November 21, 1989 to establish the terms and conditions of the 1990 Offering of the Federal National Mortgage Association Employee Stock Purchase Plan and, if the Committee in its discretion deemed it advisable, to establish a cashless exercise program under the Plan; now therefore it is

RESOLVED, that a cashless exercise program (the “Program”) under the Plan is hereby established in substantial accordance with the summary of the Program attached hereto.

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SUMMARY OF PROPOSED CASHLESS EXERCISE

PROGRAM UNDER THE EMPLOYEE STOCK PURCHASE PLAN

A cashless exercise program under the Employee Stock Purchase Plan (“ESPP”) will be established using the Company’s appointed agent. For the 1990 Offering this will be Fannie Mae’s transfer agent Manufacturers Hanover Trust Company (“MHTC”), together with its brokerage arm.

The primary purpose of the cashless exercise program (the “Program”) is to enable Plan participants to transact a simultaneous purchase and sale of their ESPP shares and thus enable them to pay the exercise price for the shares from the proceeds of the sale.

All otherwise-eligible employees who are employed with Fannie Mae on the day designated by the Board for eligibility and who enroll in the offering in a timely manner and remain employed until the later of the first day of the Payment Period or the date they give irrevocable exercise instructions are eligible to participate in the ESPP.

An eligible participant may choose to use the Program by giving appropriate instructions in a timely manner (as determined by the Committee) in advance of the Payment Period to MHTC (or its successor). In giving these instructions the participant may choose among several features, but will elect to have MHTC sell at least a number of the shares he is entitled to purchase sufficient to pay the entire exercise price for the number of shares he elects to purchase. All such elections to use the Program will be received by MHTC before the Payment Period begins. MHTC will determine the appropriate number of shares to be sold and when, within the Payment Period and Open Window Period, to sell them. The sales could occur over several days. All participants using the Program will receive a blended rate of the actual proceeds from the group sale(s). Fees (estimated initially to be a $15 flat fee and five cents per share sold) will be deducted from the participant’s proceeds. MHTC will transmit to Fannie Mae (on the 6th day after completion of the sales) the purchase price for each participant. The remaining shares and/or proceeds will be transmitted according to the instructions given in advance by the participant. MHTC will provide Fannie Mae with reports of all purchase and sales transacted through MHTC. This will provide better information than we have had available in the past.

Participants may continue to elect to pay the exercise price by cash in a lump sum during the Payment Period. Payroll deductions are no longer a permitted method of payment under the ESPP. The shares will be transmitted as soon as practicable after exercise and delivery instructions and payment are received.

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